Exhibit 10.1

CREDIT AGREEMENT

dated as of

August 10, 2012

among

AMTRUST FINANCIAL SERVICES, INC.

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

KEYBANK NATIONAL ASSOCIATION and

SUNTRUST BANK
as Co-Syndication Agents

and

ASSOCIATED BANK, NATIONAL ASSOCIATION and

LLOYDS SECURITIES INC.
as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC,

KEYBANK NATIONAL ASSOCIATION and

SUNTRUST ROBINSON HUMPHREY, INC.
as Joint Bookrunners and Joint Lead Arrangers

i

(continued)

ii

(continued)

iii

(continued)

SCHEDULES:

Schedule 1.01(a) – Existing Regulated Insurance Companies
Schedule 1.01(b) – Permitted Tax Incentive Financing Transactions
Schedule 2.01 – Commitments
Schedule 2.06 – Existing Letters of Credit
Schedule 3.15 – Subsidiaries
Schedule 6.01 – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 6.04 – Existing Investments
Schedule 6.08 – Transactions with Affiliates
Schedule 6.09 – Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Opinion of Borrower’s Counsel
Exhibit C – Form of Increasing Lender Supplement
Exhibit D – Form of Augmenting Lender Supplement
Exhibit E – List of Closing Documents
Exhibit F-1 – Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Not Partnerships)
Exhibit F-2 – Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Partnerships)
Exhibit F-3 – Form of U.S. Tax Certificate (Non-U.S. Participants That Are Not Partnerships)
Exhibit F-4 – Form of U.S. Tax Certificate (Non-U.S. Participants That Are Partnerships)

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CREDIT AGREEMENT (this “Agreement”) dated as of August 10, 2012 among AMTRUST FINANCIAL SERVICES, INC., the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, KEYBANK NATIONAL ASSOCIATION and SUNTRUST BANK, as Co-Syndication Agents and ASSOCIATED BANK, NATIONAL ASSOCIATION and LLOYDS SECURITIES INC., as Co-Documentation Agents.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Commitment is $200,000,000.

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Canadian Dollars and (v) any other currency that is (x) a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) available in the London interbank deposit market and (z) agreed to by the Issuing Bank and the Administrative Agent.

“AII” means AmTrust International Insurance Ltd., a company organized under the laws of Bermuda.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

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“A.M. Best Company” means A.M. Best Company, Inc., and any successor thereto.

“Applicable Insurance Regulatory Authority” means, when used with respect to any Regulated Insurance Company, (a) the insurance department or similar Governmental Authority located in the state or jurisdiction (domestic or foreign) in which such Regulated Insurance Company is domiciled or (ii) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state or jurisdiction (domestic or foreign) in which such Regulated Insurance Company is licensed, and shall include any federal or national insurance regulatory department, authority or agency that may be created and that asserts insurance regulatory jurisdiction over such Regulated Insurance Company.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any Eurodollar Revolving Loan or any ABR Revolving Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Consolidated Leverage Ratio applicable on such date:

	Consolidated Leverage Ratio:	Eurodollar Spread	ABR Spread	Commitment Fee Rate
Category 1:	< 0.15 to 1.00	1.25%	0.25%	0.20%
Category 2:	> 0.15 to 1.00 but < 0.25 to 1.00	1.50%	0.50%	0.25%
Category 3:	> 0.25 to 1.00	1.75%	0.75%	0.30%

For purposes of the foregoing,

(i)          if at any time the Borrower fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 3 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;

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(ii)         adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and

(iii)        notwithstanding the foregoing, Category 2 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s first fiscal quarter ending after the Effective Date (unless such Financials demonstrate that Category 3 should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Asset Sale” means any Disposition or series of related Dispositions to any Person (other than the Borrower and its Subsidiaries); provided, however, that an Asset Sale shall not include the following: (a) any Disposition permitted pursuant to Section 6.05(a) or Section 6.05(b) (excluding any such sales by operations or divisions discontinued or to be discontinued); (b) any sale or other disposition of cash and Eligible Investments; provided, that, in the case of Eligible Investments, (x) investments in such Eligible Investments were permitted by Section 6.04(b) and (y) such sale or disposition is made solely for and in connection with the Borrower’s investment portfolio and in accordance with the Investment Policy of the Borrower; and (c) any sale by the Borrower of its own Equity Interests. For avoidance of doubt, but without limiting the definition of Asset Sale in any manner, any of the following shall be deemed to be an “Asset Sale”: (i) any Disposition of any Equity Interest of any Subsidiary; (ii) any Disposition of any assets constituting a business, business unit or division of, or all or substantially all of the business or property of any Person; and (iii) any Disposition of any Equity Interest of any Person (other than any Subsidiary) so long as such Equity Interests were not owned by the Borrower or any of its Subsidiaries solely for investment purposes for the Borrower’s investment portfolio in accordance with the Borrower’s Investment Policy.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.20.

“Available Revolving Commitment” means, at any time with respect to any Lender, the Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

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“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrower” means AmTrust Financial Services, Inc., a Delaware corporation.

“Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollars in the London interbank market.

“Canadian Dollars” and/or “CAD” means the lawful currency of Canada.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (excluding all obligations under operating leases required by the Financial Accounting Standards Board to be classified or accounted for as capital leases), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” shall be deemed to have occurred if:

(a)          (i) the Permitted Holders (collectively) shall fail to own, or to have the power to vote or direct the voting of, Voting Stock of the Borrower representing more than 35% of the voting power of the total outstanding Voting Stock of the Borrower, (ii) the Permitted Holders (collectively) cease to own Equity Interests representing more than 35% of the total economic interests of the Equity Interests of the Borrower or (iii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of the Borrower representing more than 25% of the voting power of the total outstanding Voting Stock of the Borrower; or

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(b)          during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of the Borrower, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Documentation Agent” means each of Associated Bank, National Association and Lloyds Securities Inc. in its capacity as a co-documentation agent for the credit facility evidenced by this Agreement.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Computation Date” is defined in Section 2.04.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) the maximum cash dividends available to the Borrower from its Regulated Insurance Companies on such date (without prior approval from any Applicable Insurance Regulatory Authority) to (b) the sum of (i) the aggregate amount of all scheduled principal payments on all Indebtedness of the Borrower and its Subsidiaries for the next succeeding four fiscal quarters of the Borrower, plus (ii) the Consolidated Interest Expense for the Test Period then ended, plus (iii) all Consolidated Shareholder Distributions made during the Test Period then ended. Consolidated Fixed Charge Coverage Ratio shall be further calculated in accordance with Section 6.14(g).

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“Consolidated Interest Expense” means, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP. Consolidated Interest Expense shall be further calculated in accordance with Section 6.14(g).

“Consolidated Leverage Ratio” means, at any date of determination, the ratio of (a) Consolidated Total Debt to (b) Consolidated Total Capitalization.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries for such period as such amount would be shown on the consolidated financial statements of the Borrower for such period prepared in accordance with GAAP.

“Consolidated Net Worth” means, as of any date of determination, the Net Worth of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries; provided that the aggregate outstanding amount of trust preferred securities of the Borrower and its Subsidiaries shall only be included in Consolidated Net Worth to the extent such amount would be included in a determination of the consolidated net worth of the Borrower and its Subsidiaries under the applicable procedures and guidelines of SAP as of the date hereof.

“Consolidated Shareholder Distributions” means all payments, dividends or distributions made by the Borrower to any holder of the Equity Interest of the Borrower.

“Consolidated Surplus” means, at any date of determination, “surplus as regards to policyholders” (calculated in accordance with SAP) of the Borrower and its Subsidiaries, on a consolidated basis.

“Consolidated Total Capitalization” means, as of any date of determination, the sum of (i) the principal amount of all outstanding Consolidated Total Debt and (ii) Consolidated Net Worth at such time.

“Consolidated Total Debt” means, at any date of determination, all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis, plus, without duplication, all Indebtedness of the Borrower in respect of the Junior Subordinated Debentures, less the sum of the following: (i) the Maiden Debt; (ii) the aggregate principal amount outstanding in respect of the Borrower’s obligations to repurchase securities pursuant to Repurchase Agreements; (iii) the aggregate amount of the Repurchase Liability; and (iv) the aggregate amount of Guarantees otherwise included in such Indebtedness. Notwithstanding the foregoing, Indebtedness in respect of letters of credit shall not be included in the determination of Consolidated Total Debt to the extent that any such letter of credit is undrawn as of the date of determination.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

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“Controlled Charitable Foundations” means, with respect to any individual, charitable foundations that are controlled by such individual.

“Controlled Entities” means, with respect to any Family Trust, the corporations, limited liability companies, trusts, partnerships or other similar entities that are assets of such Family Trust and are controlled by such Family Trust.

“Co-Syndication Agent” means each of KeyBank National Association and SunTrust Bank in its capacity as a co-syndication agent for the credit facility evidenced by this Agreement.

“Credit Event” means a Borrowing, the issuance of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Party” means the Administrative Agent, the Issuing Bank or any other Lender.

“Debenture Indentures” means the indentures governing the Junior Subordinated Debentures, including the Existing Debentures.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, any state thereof or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Disposition” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to any Person, in one transaction or a series of transactions, of all or any part of the Borrower’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, notes and accounts receivable and the Equity Interests of the Borrower’s Subsidiaries.

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“Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent amount thereof in Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 2.04 or, in the case of a LC Disbursement, on or as of the date of such LC Disbursement.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Borrower other than a Foreign Subsidiary.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Investments” means (a) Permitted Investments, (b) investments in debt and/or equity securities, (c) investments in loan portfolios, (d) investments in derivatives and other financial instruments and (e) Repurchase Agreements.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Equivalent Amount” of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

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“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“euro” and/or “EUR” means the single currency of the Participating Member States.

“Eurodollar”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., New York City time, on such date on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., New York City time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means, with respect to any payment made by the Borrower under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient:

(a)          income or franchise Taxes imposed on (or measured by) net income, in each case, (i) imposed by the United States of America or any state or political subdivision thereof, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any U.S. Federal withholding Taxes resulting from any law in effect on the date such Non-U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non U.S. Lender’s failure to comply with Section 2.17(f), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.17(a) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

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“Existing Credit Facility” means the credit facility evidenced by that certain Credit Agreement, dated as of January 28, 2011, by and between the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified prior to the date hereof.

“Existing Debentures” means, collectively, the following: (a) the fixed/floating rate junior subordinated deferrable interest debentures due 2037 of the Borrower in the original aggregate principal amount of $40.0 million; (b) the fixed/floating rate junior subordinated deferrable interest debentures due 2036 of the Borrower in the original aggregate principal amount of $30.0 million; (c) the fixed/floating rate junior subordinated deferrable interest debentures due March 2035 of the Borrower in the original aggregate principal amount of $25.0 million; and (d) the fixed/floating rate junior subordinated deferrable interest debentures due June 2035 of the Borrower in the original aggregate principal amount of $25.0 million; in each case with respect to the foregoing, issued to TOPS Trusts pursuant to the applicable Existing Indenture, and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with Section 6.13.

“Existing Guarantees” means, collectively, the following: (a) the Guarantee Agreement, dated as of March 17, 2005, by and between the Borrower, as guarantor, and Wilmington Trust Company, and issued in connection with the Structured Securities issued on or about March 17, 2005; (b) the Guarantee Agreement, dated as of June 15, 2005, by and between the Borrower, as guarantor, and Wilmington Trust Company, and issued in connection with the Structured Securities issued on or about June 15, 2005; (c) the Guarantee Agreement, dated July 25, 2006, by and between the Borrower, as guarantor, and Wilmington Trust Company, and issued in connection with the Structured Securities issued on or about July 25, 2006; and (d) the Guarantee Agreement, dated as of March 22, 2007, by and between the Borrower, as guarantor, and Wilmington Trust Company, and issued in connection with the Structured Securities issued on or about March 22, 2007; in each case pursuant to which the Borrower agreed to guarantee the payment of distributions and payments on liquidation or redemption of the trust preferred securities issued in connection therewith, but only in each case to the extent of funds held by the trust that issued such trust preferred securities (such obligations of the Borrower under such guarantee agreement are subordinate to all of the Borrower’s senior and subordinated debt).

“Existing Indentures” means the indentures governing the Existing Debentures, as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with Section 6.13.

“Existing Letters of Credit” has the meaning assigned to such term in Section 2.06(a).

“Existing Regulated Insurance Companies” means, collectively, the Subsidiaries of the Borrower set forth on Schedule 1.01(a).

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“Existing Structured Securities” means, collectively, (a) each of the Existing Debentures, (b) the common securities issued by the applicable TOPS Trust to the Borrower in connection with such Existing Debentures, (c) the trust preferred securities issued by such TOPS Trust in connection with such Existing Debentures having substantially similar terms as such Existing Debentures and (d) the Existing Guarantees and any other guarantee agreement executed and delivered by the Borrower with respect to such issued trust preferred securities, all of the foregoing as described in either (x) the Borrower’s Form 8-K filed by the Borrower with the SEC on March 22, 2007, or (y) Amendment No. 5 to the Borrower’s Form S-1 filed by the Borrower with the SEC on November 8, 2006, as the case may be, and all of the foregoing in clauses (a), (b), (c) and (d) above as may be further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with Section 6.13.

“Extended Letter of Credit” has the meaning assigned to such term in Section 2.06(c).

“Family Member” means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

“Family Trusts” means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of such individual or Family Members of such individual and in respect of which such individual or a Family Member of such individual serves as trustee or in a similar capacity and has sole control.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Borrower and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Pension Plan” means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

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“Foreign Subsidiary” means any Subsidiary of the Borrower which is organized under the laws of any jurisdiction outside of the United States.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment or performance thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) Insurance Products. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Historical Statutory Statements” has the meaning assigned to such term in Section 3.04(b).

“Increasing Lender” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.

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“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid or accrued; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but limited to the fair market value of such property; (g) all Capital Lease Obligations and synthetic lease obligations of such Person; (h) all Swap Obligations of such Person; (i) all obligations, contingent or otherwise, of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; (j) the redemption price of all redeemable preferred stock of such Person (but not accrued dividends on any preferred stock), but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Maturity Date; and (k) all Guarantees by such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by the Borrower under any Loan Document and (b) Other Taxes.

“Insurance Business” means one or more aspects of the business of issuing or underwriting insurance or reinsurance and other businesses reasonably related thereto.

“Insurance Licenses” has the meaning assigned to such term in Section 3.16.

“Insurance Model Act” means the Risk-Based Capital for Insurers Model Act as promulgated by the NAIC, as amended from time to time.

“Insurance Products” means any product provided by an insurer or service contract provider in its insurance or warranty business whereby such insurer or service contract provider undertakes to pay or indemnify another as to loss from certain specified contingencies or perils called “risks” or to pay or grant a specified amount or determinable benefit in connection with ascertainable risk contingencies or to act as a surety, including, without limitation, reinsurance agreements, reinsurance treaties, reinsurance pools, property and casualty insurance products, accident and health insurance products, life insurance products, surety bonds, specialty risk insurance programs, warranty programs, insurance loss portfolio transfers and any other insurance or reinsurance product related to the acceptance of risk or commitment to pay or indemnify another for specific types of losses.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and the Maturity Date and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.

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“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment Policy” means the investment policy of the Borrower as in effect from time to time.

“Investments” has the meaning assigned to such term in Section 6.04.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate so long as such Affiliate expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as the Issuing Bank.

“Junior Subordinated Debentures” means, collectively, the following: (a) the Existing Debentures; and (b) any other subordinated debentures which (i) by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable at the option of the holder thereof), or upon the happening of any event mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the sole option of the holder thereof on or after the Maturity Date, (ii) are issued pursuant to Debenture Indentures, (iii) are issued to a TOPS Trust which issues to investors, simultaneously with the issues of such debentures, trust preferred securities having substantially similar terms as such debentures, (iv) mature after, and do not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 367 days after the Maturity Date and (v) are reasonably acceptable to the Administrative Agent, in each case with respect to foregoing in clause (b) above, as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with Section 6.13.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

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“LC Sublimit” means $100,000,000.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which deposits in Dollars in an amount equal to $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to Section 2.10(e) of this Agreement, any Letter of Credit applications and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of the Borrower, or any employee of the Borrower, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Maiden Debt” means all Indebtedness and other obligations and liabilities of AII to Maiden Insurance under a loan agreement between AII and Maiden Insurance, pursuant to which Maiden Insurance lends funds to AII from time to time for the amount of the obligations of the Borrower’s U.S., Irish and U.K. insurance companies (the “AmTrust Ceding Insurers”) that AII is obligated to secure, not to exceed an amount equal to Maiden Insurance’s proportionate share of such obligations to such AmTrust Ceding Insurers in accordance with certain quota share reinsurance agreements, all of the foregoing as described in the Borrower’s Form 10-Q filed by the Borrower with the SEC on November 9, 2010, as such loan agreement and any other documents entered into in connection therewith may be amended from time to time.

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“Maiden Insurance” means Maiden Insurance Company, Ltd., a company organized under the laws of Bermuda and a wholly-owned subsidiary of Maiden Holdings, Inc., a Bermuda insurance holding company.

“Majestic” means Majestic Insurance Company, a California corporation.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any and all other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding the Threshold Amount. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means August 10, 2016.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NAIC” means the National Association of Insurance Commissioners and any successor thereto.

“Net Worth” means, as to any Person, the sum of its capital stock (including its preferred stock), capital in excess of par or stated value of shares of its capital stock (including its preferred stock), retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, but excluding the effects of Financial Accounting Statement No. 115.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Obligations” means (a) all obligations of the Borrower from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding), of the Borrower under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to this Agreement and the other Loan Documents.

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“Organizational Documents” means, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (v) in any other case, the functional equivalent of the foregoing.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related LC Disbursement, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04.

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

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“Permitted Acquisition” means any acquisition, whether by purchase, merger, consolidation or otherwise, by the Borrower or any of its Subsidiaries of (a) all or substantially all of the property of any Person, or of any business, book of business, business unit or division of any Person or (b) Equity Interests of any Person, and otherwise causing such Person to become a Subsidiary, if each of the following conditions is met:

(i)          in the case of the acquisition of Equity Interest of such Person, upon the consummation thereof, such Equity Interests acquired or otherwise issued by such Person or any newly-formed Subsidiary of the Borrower in connection with such acquisition shall be wholly-owned directly by the Borrower or one or more Subsidiaries;

(ii)         in the case of the acquisition of all or substantially all of the property of or of any business, business unit or division of any Person, in each case, upon the consummation thereof, such property, business, business unit or division shall be wholly-owned directly by the Borrower or one or more Subsidiaries;

(iii)        no Default then exists or would result therefrom;

(iv)        after giving effect to such acquisition on a Pro Forma Basis, the Borrower shall be in compliance with Section 6.14(c) as of the last day of the Test Period most recently ended (as determined in accordance with Section 6.14(g));

(v)         neither the Borrower nor any of its Subsidiaries shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller or the business, Person or properties acquired, except (A) to the extent permitted under Section 6.01 and (B) obligations not constituting Indebtedness incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by the Borrower or any other Subsidiary hereunder shall be paid in full or released as to the business, Persons or properties being so acquired on or before the consummation of such acquisition;

(vi)        the Person or business to be acquired shall be, or shall be engaged in, a business of the type that the Borrower and its Subsidiaries are permitted to be engaged in under Section 6.10, the property acquired in connection with any such transaction shall be free and clear of any Liens, other than Permitted Encumbrances and Liens permitted under Section 6.02(h) and the property to be acquired is to be used in a business of the type that the Borrower and its Subsidiaries are permitted to be engaged in under Section 6.10;

(vii)       the Board of Directors of the Person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

(viii)      transactions in connection therewith shall be consummated in accordance with all applicable Requirements of Law;

(ix)         in connection with a transaction involving consideration in excess of $75,000,000, the Borrower shall have provided the Administrative Agent with financial statements of the Person or business to be acquired and all such other information and data relating to such transaction or the Person or business to be acquired as may be reasonably requested by the Administrative Agent; and

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(x)          at least 5 Business Days prior to the proposed date of consummation of the transaction involving consideration in excess of $10,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower certifying that (A) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect.

“Permitted Call Spread Swap Agreements” means (a) a Swap Agreement pursuant to which the Borrower acquires a call option requiring the counterparty thereto to deliver to the Borrower shares of common stock of the Borrower, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) a Swap Agreement pursuant to which the Borrower issues to the counterparty thereto warrants to acquire common stock of the Borrower, in each case entered into by the Borrower concurrently with the issuance of Permitted Convertible Notes; provided that (i) the terms, conditions and covenants of each such Swap Agreement shall be such as are typical and customary for Swap Agreements of such type (as determined by the Board of Directors of the Borrower in good faith) and (ii) in the case of clause (b) above, such Swap Agreement would be classified as an equity instrument in accordance with EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, or any successor thereto (including pursuant to the Accounting Standards Codification), and the settlement of such Swap Agreement does not require the Borrower to make any payment in cash or cash equivalents that would disqualify such Swap Agreement from so being classified as an equity instrument.

“Permitted Convertible Notes” means any unsecured notes issued by the Borrower that are convertible into common stock of the Borrower, cash or any combination thereof; provided that the Indebtedness thereunder satisfies the following requirements: (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 367 days after the Maturity Date (it being understood that any early conversion (i.e. prior to the stated maturity date of the Indebtedness) of any Permitted Convertible Notes in accordance with the terms thereof shall violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Subsidiary of the Borrower and (iv) the aggregate principal amount of Indebtedness permitted to be issued or incurred under this definition shall not exceed $200,000,000 at any time outstanding.

“Permitted Encumbrances” means:

(a)          Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(c)          pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

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(d)          Liens given in lieu of surety, stay or appeal bonds or deposits required by law or any governmental regulations, court order or judgment as a condition to the transaction of business or the exercise of any right, privilege or license;

(e)          Liens securing judgments not constituting an Event of Default under clause (k) of Article VII;

(f)          easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g)          Liens granted in the ordinary course of business and consistent with past practices on invested assets pursuant to trust, withheld balances or other security arrangements in connection with (i) reinsurance policies entered into in the ordinary course of business or (ii) regulatory requirements;

(h)          Liens granted or arising in the ordinary course of business under or in connection with Insurance Products; and

(i)           Liens created by the Borrower or any Subsidiary in the ordinary course of business over deposits or investments pursuant to statutory or regulatory requirements of any Applicable Insurance Regulatory Authority as a condition to obtaining or maintaining any licenses issued by it or to satisfy regulatory capital or other financial responsibility requirements.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holders” means, collectively, (a) George Karfunkel and his Permitted Related Persons, (b) Michael Karfunkel and his Permitted Related Persons, and (c) Barry D. Zyskind and his Permitted Related Persons.

“Permitted Investments” means:

(a)          direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)          investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)          investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)          fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

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(e)          money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Majestic Acquisition” means the acquisition by the Borrower of the renewal rights to Majestic’s workers’ compensation insurance business in consideration, in part, of the assumption by the Borrower of all of Majestic’s liabilities under outstanding workers’ compensation insurance policies (including federal longshore and harbor workers’ compensation act (“USL&H”) policies) through a loss portfolio transfer and quota share reinsurance agreement by which the Borrower will receive from Majestic cash and invested assets in an amount equal to Majestic’s reserves for such liabilities, as adjusted in the agreement. It is understood and agreed that, as required by law, a significant portion of Majestic’s assets to be received by the Borrower are on deposit with the State of California, other U.S. states and the U.S. Department of Labor as security for its obligations to workers’ compensation and USL&H policyholders and will continue to be on deposit following the consummation of the Permitted Majestic Acquisition.

“Permitted Majestic Indebtedness” means the reimbursement obligations of the Borrower under the letter of credit facility established by the Borrower as a result of the Permitted Majestic Acquisition for the sole purpose of complying with the deposit requirements of the State of California and the U.S. Department of Labor as security for the Borrower’s obligations to workers’ compensation and USL&H policyholders in connection with the business acquired by the Borrower pursuant to the Permitted Majestic Acquisition.

“Permitted Majestic Liens” means the liens encumbering the cash or investment assets of the Borrower that secure the Permitted Majestic Indebtedness (but excluding, for the avoidance of doubt, any other Indebtedness or other obligations other than customary margin requirements in respect of letter of credit facilities similar to the Permitted Majestic Indebtedness).

“Permitted Qualifying Subordinated Indebtedness” means unsecured Indebtedness of the Borrower; provided that (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 367 days after the Maturity Date, (iii) such Indebtedness is not guaranteed by any Subsidiary of the Borrower other than the Subsidiary Guarantors (which guarantees shall be expressly subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent), (iv) such Indebtedness shall be expressly subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent and (v) the aggregate principal amount of Indebtedness permitted to be issued or incurred under this definition shall not exceed $100,000,000 at any time outstanding.

“Permitted Related Persons” means, with respect to any individual, (a) the Family Members of such individual, (b) the Family Trusts of such individual and the Controlled Entities of such Family Trusts and (c) the Controlled Charitable Foundations of such individual.

“Permitted Tax Incentive Financing Transactions” means the transactions described on Schedule 1.01(b).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

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“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” means on a basis in accordance with GAAP and Regulation S-X and otherwise reasonably satisfactory to the Administrative Agent.

“Purchase Money Obligation” means, for any Person, the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any such assets and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such assets by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.

“Register” has the meaning assigned to such term in Section 9.04.

“Regulated Insurance Company” means any Subsidiary of the Borrower that is an authorized or admitted insurance carrier that transacts Insurance Business in any jurisdiction (foreign or domestic) and is regulated by any Applicable Insurance Regulatory Authority.

“Regulation S-X” means Regulation S-X under the Securities Act of 1933, as amended.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Repurchase Agreement” means a repurchase agreement entered into by the Borrower from time to time pursuant to which the Borrower shall have sold securities to a third party and has agreed to repurchase such security at a specified time in the future; provided, that such repurchase agreement shall have been entered into by the Borrower solely in connection with the Borrower’s investment portfolio and in accordance with the Investment Policy of the Borrower.

“Repurchase Liability” means, at any date of determination, the liability of the Borrower to purchase securities in the market that are identical to those securities it borrowed and sold pursuant to Repurchase Transactions (it being understood that such liability shall be measured based on the then market value of such security).

“Repurchase Transaction” means a repurchase transaction in which the Borrower borrows a security and delivers it to a purchaser and at a later date, the Borrower purchases the identical security in the market to replace the borrowed security; provided, that such transaction shall have been entered into by the Borrower solely in connection with the Borrower’s investment portfolio and in accordance with the Investment Policy of the Borrower.

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“Required Lenders” means, subject to Section 2.21(b), at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

“Requirements of Law” means, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.

“Responsible Officer” of any Person means any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest or other equity interest of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest or other equity interest, or on account of any return of capital to any of such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such Equity Interest or other equity interests.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“SAP” means, with respect to any Regulated Insurance Company, the statutory accounting principles and accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority of the state or jurisdiction in which such Regulated Insurance Company is domiciled; it being understood and agreed that determinations in accordance with SAP for purposes of Section 6.14, including defined terms as used therein, are subject (to the extent provided therein) to Section 1.04.

“SEC” means the United States Securities and Exchange Commission.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

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“Statutory Statements” means, with respect to any Regulated Insurance Company for any fiscal year, the annual or quarterly financial statements of such Regulated Insurance Company as required to be filed with the Applicable Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

“Strategic Investment” means (i) Investments by the Borrower or any Subsidiary in less than 50% of the Equity Interests of a Person and (ii) loans or advances by the Borrower or any Subsidiary to a Person, in the case of each of (i) and (ii), that is engaged in a business of the type in which the Borrower and its Subsidiaries are permitted to engage under Section 6.10 and with which the Borrower or such Subsidiary has an arms’-length written agreement for the provision by such Person of services, goods or other assets useful in the Borrower’s or any Subsidiary’s business.

“Structured Securities” means, collectively, the following: (a) the Existing Structured Securities; and (b) (i) any other Junior Subordinated Debentures, (ii) the common securities issued by TOPS Trusts to the Borrower in connection with such other Junior Subordinated Debentures, (iii) the trust preferred securities issued by TOPS Trusts in connection with such other Junior Subordinated Debentures and having substantially similar terms as such Junior Subordinated Debentures and (iv) any guarantee executed and delivered by the Borrower with respect to such trust preferred securities, in each case with respect to the foregoing in clause (b) above, all reasonably acceptable to the Administrative Agent and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with Section 6.13.

“Subordinated Indebtedness” means any Indebtedness of the Borrower or any Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Substantial Portion” means, with respect to the assets of the Borrower and its Subsidiaries, assets which (a) represent more than 10% of the consolidated assets of the Borrower and its Subsidiaries as reflected in the consolidated financial statements of the Borrower and its Subsidiaries as of December 31, 2011, or (b) are responsible for generating more than 10% of the consolidated net revenues or of the Consolidated Net Income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (a) above.

“Swap Agreement” means any transaction (including an agreement with respect thereto) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

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“Swap Obligations” means obligations under or with respect to Swap Agreements.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Period” means, at any time, the four consecutive fiscal quarters of the Borrower then last ended.

“Threshold Amount” means $10,000,000.

“TIC” means Technology Insurance Company, Inc., a New Hampshire corporation.

“TOPS Trust” means a trust sponsored by the Borrower created for the sole purpose of issuing its trust preferred and common securities in connection with the issuance of Junior Subordinated Debentures and which is not part of the Borrower’s consolidated group of entities in accordance with GAAP.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Regulated Insurance Company” means a Regulated Insurance Company organized under the laws of a jurisdiction within the United States.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(D)(2).

“Voting Stock” means, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

“Wesco” means Wesco Insurance Company, a Delaware corporation.

“Wholly Owned Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares or nominee shares required under applicable law) are directly or indirectly owned or controlled by such Person and/or one or more Wholly Owned Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Wholly Owned Subsidiary shall mean a Wholly Owned Subsidiary of the Borrower.

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“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP; SAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the case may be, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or SAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or SAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP or SAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

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SECTION 1.05 Status of Obligations. In the event that the Borrower shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

ARTICLE II

The Credits

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (a) subject to Sections 2.04 and 2.11(b), the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the Aggregate Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02 Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)          Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

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(c)          At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $2,500,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurodollar Revolving Borrowings outstanding.

(d)          Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)          the aggregate amount of the requested Borrowing;

(ii)         the date of such Borrowing, which shall be a Business Day;

(iii)        whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)        in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)         the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of (a) the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit and (b) all outstanding Credit Events on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders. Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a) and (b) is herein described as a “Computation Date”.

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SECTION 2.05 Intentionally Omitted.

SECTION 2.06 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower or AII may request the issuance of Letters of Credit denominated in Agreed Currencies for the Borrower’s account or for the account of AII, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The letters of credit identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents. Notwithstanding the foregoing or anything else contained in this Agreement to the contrary, no Letter of Credit may be issued to support obligations with respect to syndicates at the Society of Lloyd’s.

(b)          Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the LC Exposure shall not exceed the LC Sublimit and (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures shall not exceed the Aggregate Commitment.

(c)          Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that any Letter of Credit which is issued in the final year prior to the Maturity Date may have an expiry date which is no later than the date which is one year after the Maturity Date if cash collateralized as contemplated by Section 2.06(j) below (each such Letter of Credit, an “Extended Letter of Credit”).

(d)          Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

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(e)          Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit (including, for the avoidance of doubt, a Letter of Credit issued for the account of AII), the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount of such LC Disbursement, calculated as of the date the Issuing Bank made such LC Disbursement (or if the Issuing Bank shall so elect in its sole discretion by notice to the Borrower, in such other Agreed Currency which was paid by the Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than the amount of $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in the Dollar Amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and the Dollar Amount of such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay in Dollars to the Administrative Agent the Dollar Amount of its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, the Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Equivalent Amount, calculated using the applicable Exchange Rates, on the date such LC Disbursement is made, of such LC Disbursement.

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(f)          Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)          Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)          Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurodollar Revolving Loans); provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

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(i)          Replacement of Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)          Cash Collateralization. If (x) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (y) the Borrower requests the issuance of an Extended Letter of Credit, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Dollar Amount of the LC Exposure in respect of such Extended Letter of Credit (in the case of the foregoing clause (y)) or in the aggregate (in the case of the foregoing clause (x) as of such date plus any accrued and unpaid interest thereon); provided that the obligation to deposit such cash collateral shall (1) in the case of an Extended Letter of Credit, be required by no later than the date of issuance, renewal or extension of such Extended Letter of Credit and (2) become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Borrower. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

SECTION 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City or Chicago and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

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(b)          Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08 Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)          To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to elect an Interest Period for Eurodollar Loans that does not comply with Section 2.02(d).

(c)          Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)           the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)         the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)        whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

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(iv)        if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)          Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09 Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)          The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Dollar Amount of the Revolving Credit Exposures would exceed the Aggregate Commitment.

(c)          The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

(b)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

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(c)          The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)          The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)          Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11 Prepayment of Loans.

(a)          The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

(b)          If at any time, (i) other than as a result of fluctuations in currency exchange rates, the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (calculated, with respect to the Foreign Currency LC Exposure, as of the most recent Computation Date) exceeds the Aggregate Commitment or (ii) solely as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the outstanding LC Exposure exceeds 105% of the LC Sublimit or (B) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (so calculated) exceeds 102.5% of the Aggregate Commitment, the Borrower shall in each case immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause (x) the LC Exposure to be less than or equal to the LC Sublimit and (y) the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) to be less than or equal to the Aggregate Commitment, as applicable.

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SECTION 2.12 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)          The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)          The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)          All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

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(b)          The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)          Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)          Accrued interest on each Revolving Loan shall be payable in arrears on each Interest Payment Date for such Revolving Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)          All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)          the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)          the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

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SECTION 2.15 Increased Costs. (a) If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii)         impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)        subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder, whether of principal, interest or otherwise, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered as reasonably determined by such Lender or the Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or the Issuing Bank then reasonably determines to be relevant).

(b)          If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered as reasonably determined by such Lender or the Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or the Issuing Bank then reasonably determines to be relevant).

(c)          A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

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(d)          Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss and any reasonable cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17 Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by the Borrower under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Borrower shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b)          Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)          Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(d)          Indemnification by the Borrower. The Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts paid or payable under this Section 2.17(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(d) shall be paid within ten (10) days after the Recipient delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e)          Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)          Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A) through (E) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense (or, in the case of a Change in Law, any incremental material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii)          Without limiting the generality of the foregoing, if the Borrower is a U.S. Person, any Lender with respect to the Borrower shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

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(A)         in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)         in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C)         in the case of a Non-U.S. Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D)         in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit F (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E)         in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F)         any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii)         If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(g)          Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(h)          Issuing Bank. For purposes of Section 2.17(e) and (f), the term “Lender” includes the Issuing Bank.

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)          The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60603, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto, pursuant to instructions provided to the Borrower by such Person. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except as otherwise expressly set forth in Section 2.06, payments hereunder shall be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due.

(b)          If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

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(c)          At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. The Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03 and (ii) the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d)          If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)          Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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(f)          If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent or the Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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SECTION 2.20 Expansion Option. The Borrower may from time to time elect to increase the Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $10,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $100,000,000. The Borrower may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Commitments, or to participate in such Incremental Term Loans, or extend Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Borrower and the Administrative Agent and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Commitments or Incremental Term Loan pursuant to this Section 2.20. Increases and new Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower and (B) the Borrower shall be in compliance (on a Pro Forma Basis reasonably acceptable to the Administrative Agent) with the covenants contained in Section 6.12 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time.

SECTION 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

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(b)          the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c)          if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)          all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (A) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (B) no Default has occurred and is continuing;

(ii)         if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)        if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)        if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)         if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)          so long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and such Defaulting Lender shall not participate therein).

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If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Bank to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02 Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require, on the part of the Borrower, any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the Organizational Documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority having applicability to the Borrower or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 3.04 Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2011, reported on by BDO USA, LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2012 (other than a statement of stockholders equity), certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

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(b)          The Borrower has heretofore furnished to the Lenders copies of the annual Statutory Statements of each U.S. Regulated Insurance Company as of December 31, 2011 and 2010, and for the fiscal years then ended, each as filed with the Applicable Insurance Regulatory Authority (collectively, the “Historical Statutory Statements”); provided, that the Statutory Statement of a U.S. Regulated Insurance Company shall not be required to be delivered for any year that such U.S. Regulated Insurance Company was not a Subsidiary of the Borrower. The Historical Statutory Statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared in accordance with SAP (except as may be reflected in the notes thereto and subject, with respect to the relevant quarterly statements, to the absence of notes required by SAP and to normal year-end adjustments), were in compliance with the applicable Requirements of Law when filed and present fairly in all material respects the financial condition of the respective U.S. Regulated Insurance Companies covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flow of the respective Regulated Insurance Companies covered thereby for the respective periods then ended.

(c)          Except as set forth in the financial statements referred to in Section 3.04(a), there are no liabilities of the Borrower or of any of its Subsidiaries of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect.

(d)          Since December 31, 2011, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.05 Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that are not reasonably expected to have a Material Adverse Effect.

(b)          Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and, to the knowledge of the Borrower, the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that question the validity or enforceability of the Agreement or any of the other Loan Documents, or of any action to be taken by the Borrower pursuant to this Agreement or any of the other Loan Documents.

(b)          Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

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SECTION 3.07 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all Requirements of Law and orders of any Governmental Authority, in each case, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08 Investment Company Status. The Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, there are no tax sharing agreements or similar arrangements (including tax indemnity arrangements) with respect to or involving the Borrower or any of its Subsidiaries, other than tax sharing agreements between the Borrower and its Subsidiaries.

SECTION 3.10 ERISA.

(a)          No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Except as, either individually or in the aggregate, has not had, and could not reasonably be expected to have, a Material Adverse Effect, the Borrower and its Subsidiaries and their ERISA Affiliates (i) have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with the applicable provisions of ERISA and the Code, and (ii) have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

(b)          Except as, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, (i) each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made, (iii) neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan that is required to be funded, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

SECTION 3.11 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the written information, reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement and any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (taken as a whole), in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

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SECTION 3.12 Federal Regulations. The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulations T, U or X of the Board as now and from time to time hereafter in effect. No part of the proceeds of the Loan hereunder will be used for “purchasing” or “carrying” “margin stock” as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board.

SECTION 3.13 General Insurance. The properties of the Borrower and each of its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.

SECTION 3.14 Seniority.

(a)          The Obligations are, and will be, superior and senior in right of payment to the Existing Debentures and any guaranty of the Borrower made by the Borrower in connection with any of the Existing Structured Securities. The Obligations constitute, and are within the definition of, “Senior Indebtedness” (as such term is defined in the Existing Indentures as of the date hereof). The subordination provisions contained in the Existing Debentures, the Existing Indentures, any guaranty of the Borrower made by the Borrower in connection with any of the Existing Structured Securities are, in each case, enforceable against the Borrower and the holders of such Indebtedness.

(b)          The Obligations are, and will be, superior and senior in right of payment to any Indebtedness of the Borrower to any of its Subsidiaries.

SECTION 3.15 Subsidiaries. (a) Set forth on Schedule 3.15 is a complete and correct list of (i) all of the Subsidiaries of the Borrower as of the Effective Date, together with, for each such Subsidiary, (A) the jurisdiction of organization of such Subsidiary, (B) each Person holding direct ownership interests in such Subsidiary and (C) percentage ownership of such Subsidiary represented by such ownership interests. Except as set forth on Schedule 3.15, each of the Borrower and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all the outstanding ownership interests in each Person shown to be held by it on Schedule 3.15. All Equity Interests of each Subsidiary of the Borrower are duly and validly issued and are fully paid and non-assessable.

(b)          As of the Effective Date, there are no restrictions on the Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of the Borrower to the Borrower, other than (i) prohibitions or restrictions existing under or by reason of this Agreement or the other Loan Documents, (ii) prohibitions or restrictions existing under or by reason of applicable Requirements of Law, (iii) prohibitions or restrictions existing under or by reason of the documents evidencing the Permitted Tax Incentive Financing Transactions; and (iv) other prohibitions or restrictions which, either individually or in the aggregate, have not had, or could not reasonably be expected to have, Material Adverse Effect.

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SECTION 3.16 Insurance Licenses. Each Regulated Insurance Company holds all licenses (including licenses or certificates of authority from Applicable Insurance Regulatory authorities), permits or authorizations necessary or otherwise required to transact insurance and reinsurance business (collectively, the “Insurance Licenses”). There is (i) no Insurance License that is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, (ii) no sustainable basis for such a suspension, revocation or limitation, and (iii) to the knowledge of the Borrower, no such suspension, revocation or limitation threatened by any Applicable Insurance Regulatory Authority, that, in each instance under clauses (i), (ii) and (iii) above and either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 3.17 Insurance Business. All insurance policies issued by any Regulated Insurance Company are, to the extent required under applicable law, on forms approved by the insurance regulatory authorities of the jurisdictions where issued or have been filed with and not objected to by such authorities within the period for objection, except for those forms with respect to which a failure to obtain such approval or make such a filing without it being objected to, either individually or in the aggregate, has not had, and could not reasonably be expected to have, a Material Adverse Effect.

SECTION 3.18 Use of Proceeds. The proceeds of the Loans will be used only to finance acquisitions permitted under this Agreement, the Permitted Tax Incentive Financing Transactions and the working capital needs, and for general corporate purposes, of the Borrower and its Subsidiaries in the ordinary course of business.

ARTICLE IV

Conditions

SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)          The Administrative Agent (or its counsel) shall have received from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)          The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Thompson Hine LLP, counsel for the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(c)          The Lenders shall have received (i) satisfactory audited consolidated financial statements of the Borrower for the two most recent fiscal years ended prior to the Effective Date as to which such financial statements are available and (ii) satisfactory unaudited interim consolidated financial statements of the Borrower for the quarterly period ended March 31, 2012.

(d)          Each domestic Regulated Insurance Company (other than those Regulated Insurance Companies not yet rated by A.M. Best Company) shall have an A.M. Best financial strength rating of at least “A-”.

(e)          The Administrative Agent shall have received (i) such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E and (ii) to the extent requested by any of the Lenders, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

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(f)          The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(g)          The Administrative Agent shall have received evidence satisfactory to it that the Existing Credit Facility shall have been terminated and cancelled and all indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Revolving Loans) and any and all liens thereunder shall have been terminated.

(h)          The Administrative Agent shall have received evidence reasonably satisfactory to it that all governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the Transactions and the continuing operations of the Borrower and its Subsidiaries (including all insurance and other regulatory compliance) have been obtained and are in full force and effect.

(i)          The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)          The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b)          At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that the Borrower will, and will cause each of its Subsidiaries to:

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SECTION 5.01 Financial Statements; Ratings Change and Other Information. Furnish to the Administrative Agent and each Lender:

(a)          Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower (or, if earlier, by the date five (5) Business Days after the Annual Report on Form 10-K of the Borrower for such fiscal year would be required to be filed under the rules and regulations of the SEC), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by BDO USA, LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b)          Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)          Officer’s Certificate. Concurrently with any delivery of financial statements under Sections 5.01(a) and 5.01(b), a certificate of a Financial Officer of the Borrower (i) certifying that no Default or Event of Default has occurred, or if any Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.14(a), (b), (c), (d) and (e) as at the end of such fiscal year or quarter, as the case may be, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iv) certifying that the Regulated Insurance Companies have maintained adequate reserves.

(d)          Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials and documents filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, or to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be.

(e)          Reports to Debt Holders. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of the Borrower or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other subsection of this Section 5.01.

(f)          Management Letters. Promptly after the receipt thereof by the Borrower, a copy of any “management letter” received by the Borrower from its certified public accountants and the management’s responses thereto.

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(g)         Insurance Reports and Filings.

(i)          By no later than the following dates, a copy of each Statutory Statement filed, or required to be filed, by each Regulated Insurance Company:

(A)         in the case of annual Statutory Statements, (1) upon the earlier of (x) fifteen (15) days after the regulatory filing date or (y) seventy-five (75) days after the close of each fiscal year of such Regulated Insurance Company, in each case such Statutory Statements being certified by a Financial Officer of such Regulated Insurance Company and prepared in accordance with SAP and (2) no later than each June 15, copies of such Statutory Statements audited and certified by independent certified public accountants of recognized national standing.

(B)         in the case of quarterly Statutory Statements, upon the earlier of (x) ten (10) days after the regulatory filing date or (y) fifty (50) days after the close of each of the first three (3) fiscal quarters of each fiscal year of such Regulated Insurance Company, in each case such Statutory Statements being certified by a Financial Officer of such Regulated Insurance Company and prepared in accordance with SAP.

(ii)         Promptly following the delivery or receipt, as the case may be, by any Regulated Insurance Company or any of their respective Subsidiaries, copies of (A) each registration, filing or submission made by or on behalf of any Regulated Insurance Company with any Applicable Insurance Regulatory Authority, except for policy form or rate filings, (B) each examination and/or audit report submitted to any Regulated Insurance Company by any Applicable Insurance Regulatory Authority, (C) all information which the Lenders may from time to time reasonably request with respect to the nature or status of any deficiencies or violations reflected in any examination report or other similar report, and (D) each report, order, direction, instruction, approval, authorization, license or other notice which the Borrower or any Regulated Insurance Company may at any time receive from any Applicable Insurance Regulatory Authority, in each of (A) through (D) that is material to the Borrower and its Subsidiaries, taken as a whole, as reasonably determined by the board of directors of the Borrower, a duly authorized committee thereof or a Responsible Officer of the Borrower.

(iii)        Promptly following notification thereof from a Governmental Authority, notification of the suspension, limitation, termination or non-renewal of, or the taking of any other materially adverse action in respect of, any material Insurance License.

(h)          Rating Information. Promptly after A.M. Best Company shall have announced a downgrade in the financial strength rating of any Regulated Insurance Company, written notice of such rating change.

(i)          Other Information. Promptly following any request therefor, such other information or existing documents regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement (including any information required under the Act), as the Lenders may reasonably request from time to time.

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Documents required to be delivered pursuant to Section 5.01(a), 5.01(b) or 5.01(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent, if the Administrative Agent requests, in writing, the Borrower deliver such paper copies, until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate of a Financial Officer required by Section 5.01(c) to the Administrative Agent.

SECTION 5.02 Notices of Material Events. Furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)          the occurrence of any Default;

(b)          the filing or commencement of, or, to the knowledge of the Borrower, any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity by or before any arbitrator or Governmental Authority (i) against or affecting the Borrower or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

(c)          (x) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding the Threshold Amount; and (y) that any contribution in excess of the Threshold Amount required to be made with respect to a Foreign Pension Plan has not been timely made, or that the Borrower or any Subsidiary of the Borrower may incur any liability in excess of the Threshold Amount pursuant to any Foreign Pension Plan (other than to make contributions in the ordinary course of business).

(d)          any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business.

(a)          Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.03 or Section 6.05 or, in the case of any Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)          Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 5.03(b) shall prevent (i) sales of property, consolidations or mergers by or involving the Borrower or any Subsidiary in accordance with Section 6.03 or Section 6.05; (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by the Borrower or any of its Subsidiaries of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such Person reasonably determines are not useful to its business or no longer commercially desirable.

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SECTION 5.04 Obligations and Taxes.

(a)          Obligation. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Lien permitted under Section 6.02 upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted, (ii) the Borrower or its Subsidiary, as the case may be, shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP, and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

(b)          Filing of Returns. Timely and correctly file all material Tax returns required to be filed by it. Withhold, collect and remit all Taxes that it is required to collect, withhold or remit.

SECTION 5.05 Insurance. Maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations..

SECTION 5.06 Books and Records; Inspection Rights.

(a)          Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and/or SAP, as applicable, and all Requirements of Law are made of all dealings and transactions in relation to its business and activities.

(b)          The Borrower will, and will cause each of its Subsidiaries to, permit the Administrative Agent (or if an Event of Default is continuing, any Lender) and any representatives or independent contractors designated by the Administrative Agent or such Lender, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss affairs, finances, accounts and condition of the Borrower or any Subsidiary with the officers thereof and advisors therefor (including independent accountants), all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that unless an Event of Default exists, the Borrower shall only be required to pay for one (1) such visit by the Administrative Agent and its representatives and independent contractors per fiscal year of the Borrower and provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of its representatives or independent contractors) may do any of the foregoing at the sole expense of the Borrower at any time during normal business hours and without advance notice. Notwithstanding the foregoing, the Borrower may place reasonable limits on access to information which is proprietary or constitutes trade secrets and need not disclose any information if such disclosure would be prohibited by a confidentiality agreement entered into by the Borrower on an arm’s length basis and in good faith.

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SECTION 5.07 Compliance with Laws. Comply with all Requirements of Law and decrees and orders of any Governmental Authority applicable to it or its property (including, without limitation, the Act), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08 Use of Proceeds. Use the proceeds of the Loan only for the purposes set forth in Section 3.18 and not in contravention of any Requirements of Law or of any Loan Document.

SECTION 5.09 Further Assurances. The Borrower shall promptly and duly execute and deliver to the Lenders such documents and assurances and take such further action as the Lenders may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and the other Loan Documents and to establish, protect and perfect the rights and remedies created or intended to be created in favor of the Lenders pursuant to this Agreement and the other Loan Documents.

SECTION 5.10 Claims Paying Ratings. The Borrower shall ensure that each Regulated Insurance Company that is material to the Borrower and its Subsidiaries, taken as a whole, has in effect, at all times (except to the extent such Regulated Insurance Company no longer exists as a result of a transaction expressly permitted by Section 6.03 or Section 6.05), a current financial strength rating of no less than “A-” from A.M. Best Company, if such Regulated Insurance Company is rated (it being understood that each of the Existing Regulated Insurance Companies (to the extent such entity is a Subsidiary of the Borrower) is material to the Borrower and its Subsidiaries, taken as a whole).

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that the Borrower will not, and the Borrower will not cause or permit any Subsidiaries to:

SECTION 6.01 Indebtedness. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, except that the following shall be permitted:

(a)          Indebtedness under the Loan Documents;

(b)          Indebtedness existing on the Effective Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof;

(c)          Guarantees by any Subsidiary of the Borrower in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Subsidiary of the Borrower; provided, that if the Indebtedness that is being guaranteed is unsecured and/or subordinate to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations;

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(d)          Indebtedness in respect of Capital Lease Obligations and Purchase Money Obligations for fixed or capital assets within the limitations set forth in Section 6.02(d), and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided, however, that the aggregate principal amount of all Indebtedness permitted by this Section 6.01(d) shall not exceed $50,000,000 at any one time outstanding;

(e)          Indebtedness under Swap Obligations to the extent permitted by Section 6.06;

(f)          Indebtedness owed by any Subsidiary to the Borrower and Indebtedness owed by any Subsidiary to any other Subsidiary of the Borrower;

(g)          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence;

(h)          (i) Indebtedness resulting from the endorsements of instruments for deposit in the ordinary course of business and (ii) to the extent constituting Indebtedness, obligations in respect of purchasing card and credit card arrangements;

(i)          (1) Indebtedness or other obligations of the Borrower in respect of any Existing Structured Securities; and (2) Indebtedness or other obligations of the Borrower in respect of any other Structured Securities of the Borrower issued after the Effective Date, provided, that, in the case of this clause (2), (A) such Structured Securities shall be on terms reasonably satisfactory to the Administrative Agent, (B) such Indebtedness and obligations shall be subordinated and junior in right of payment to the Obligations, and (C) no Default or Event of Default shall exist at the time such Structured Securities are issued or shall result from such issuance, and in each case with respect to clauses (1) and (2) above in this subsection (i), extensions, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof;

(j)          the Maiden Debt, and extensions, renewals and replacements of the Maiden Debt with Indebtedness of a similar type that does not increase the outstanding principal amount thereof;

(k)          any repurchase obligations of the Borrower under any Repurchase Agreement;

(l)           any Repurchase Liability of the Borrower;

(m)          [Intentionally Omitted];

(n)          Indebtedness of the Borrower or any Subsidiary as an account party in respect of letters of credit in an aggregate principal amount not exceeding $25,000,000 at any time outstanding;

(o)          Permitted Qualifying Subordinated Indebtedness;

(p)          Indebtedness assumed in connection with a Permitted Acquisition in accordance with the terms of this Agreement after the date hereof; provided that (i) such Indebtedness exists at the time of such Permitted Acquisition and is not created in contemplation of or in connection with such Permitted Acquisition, (ii) no Default or Event of Default has occurred and is continuing prior to the assumption of such Indebtedness or would arise after giving effect (including giving effect on a Pro Forma Basis) thereto and (iii) the sum of the aggregate principal amount of Indebtedness (excluding for purposes of this clause (p) only, trust preferred securities (A) which are on terms reasonably satisfactory to the Administrative Agent and (B) which Indebtedness and obligations are subordinated and junior in right of payment to the Obligations) permitted by this clause (p) and clause (q) shall not exceed $75,000,000 at any time outstanding;

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(q)          Indebtedness constituting deferred purchase price incurred in connection with a Permitted Acquisition in accordance with the terms of this Agreement after the date hereof; provided that the sum of the aggregate amount of Indebtedness permitted by this clause (q) and clause (p) shall not exceed $75,000,000 at any time outstanding;

(r)          other unsecured Indebtedness in an aggregate principal amount not exceeding $25,000,000 at any time outstanding;

(s)          the Permitted Majestic Indebtedness;

(t)          Indebtedness under the Permitted Convertible Notes; and

(u)          Indebtedness incurred under or in connection with the Permitted Tax Incentive Financing Transactions.

SECTION 6.02 Liens. Create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)          Permitted Encumbrances;

(b)          Liens under any Loan Documents;

(c)          Liens on any property or asset of the Borrower or any Subsidiary existing on the Effective Date and not contemplated by any of subsections (a) and (b) above of this Section 6.02 and set forth in Schedule 6.02; provided that (i) such Liens shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Liens shall secure only those obligations which it secures on the Effective Date and (iii) such Liens shall not be renewed, extended or spread in any way;

(d)          Liens securing Indebtedness permitted under Section 6.01(d); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(e)          Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or consignments; provided such Liens extend solely to the assets subject to such leases or consignments;

(f)          Liens securing collateralized Repurchase Agreements constituting a borrowing of funds by the Borrower or any Subsidiary in the ordinary course of business for investment purposes in accordance with the Investment Policy of the Borrower;

(g)          Liens in connection with the cash collateralization of Indebtedness permitted under Section 6.01(n) so long as the principal amount of Indebtedness secured by such Liens does not at any time exceed the aggregate principal amount of Indebtedness permitted under Section 6.01(n);

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(h)          Liens existing on any property or asset of any Person that becomes a Subsidiary in accordance with the terms of this Agreement after the date hereof prior to the time such Person becomes a Subsidiary or Liens existing on any property or assets of any Person acquired in accordance with the terms of this Agreement after the date hereof prior to the time such property or assets are acquired; provided that (i) such Lien is not created in contemplation of or in connection with such Person becoming a Subsidiary or such property or assets being acquired, (ii) such Lien shall not apply to any other property or assets of the Borrower or any other Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date such Person becomes a Subsidiary or such property or assets are acquired, (iv) such Lien shall only secure only Indebtedness permitted by Section 6.01(p) and (v) the principal amount of Indebtedness secured by such Liens does not at any time exceed $50,000,000;

(i)          the Permitted Majestic Liens; and

(j)          the Permitted Tax Incentive Financing Transactions.

SECTION 6.03 Fundamental Changes. Enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolutions), except that, so long as no Default exists or would result therefrom:

(a)          any Wholly Owned Subsidiary of the Borrower or any other Person may merge or consolidate with or into the Borrower; provided that the Borrower is the surviving or continuing Person of such transaction;

(b)          any Subsidiary of the Borrower may merge or consolidate with or into any other Subsidiary of the Borrower; provided, however, that, if any Subsidiary party to such transaction is a Wholly Owned Subsidiary of the Borrower, the surviving or continuing Person of such transaction shall be a Wholly Owned Subsidiary of the Borrower; provided, further, that, if any Subsidiary party to such transaction is a Domestic Subsidiary of the Borrower, the surviving or continuing Person of such transaction shall be a Domestic Subsidiary;

(c)          any Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time; provided that all of its assets, if any, and ongoing business are distributed or transferred to the Borrower or any other Wholly Owned Subsidiary; and

(d)          any Person (other than the Borrower) may merge into any Subsidiary of the Borrower, provided that such Subsidiary of the Borrower is the surviving or continuing Person of such transaction.

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. Purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Equity Interest, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, make or permit any capital contribution to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit or all or a substantial part of the business of, such Person (the foregoing is collectively referred to as “Investments”), except that the following shall be permitted:

(a)          Investments existing on the Effective Date and identified on Schedule 6.04;

(b)          Investments in Eligible Investments; provided that such Investments shall be made solely for investment purposes for the investment portfolio of the Borrower or any Subsidiary in accordance with the Investment Policy of the Borrower and in the ordinary course of business;

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(c)          advances to officers, directors and employees of the Borrower and Subsidiaries of the Borrower in an aggregate amount not to exceed $50,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(d)          Investments by the Borrower in any Subsidiary; and Investments by any Subsidiary in any other Subsidiary;

(e)          Guarantees constituting Indebtedness permitted by Section 6.01;

(f)          Guarantees by the Borrower of Capital Lease Obligations of any Subsidiary permitted by Section 6.01;

(g)          mergers and acquisitions permitted by Section 6.03;

(h)          Swap Obligations permitted by Section 6.06;

(i)          Permitted Acquisitions;

(j)          Repurchase Agreements and Repurchase Transactions;

(k)          the Borrower may acquire common securities of a TOPS Trust issued by such TOPS Trust to the Borrower in connection with any Structured Securities permitted by Section 6.01(i);

(l)          Strategic Investments so long as the aggregate amount of all such Investments does not exceed $300,000,000 during the term of this Agreement; provided that no Strategic Investment in any single Person or series of related Persons shall be in an aggregate amount in excess of $100,000,000;

(m)          the Permitted Majestic Acquisition; and

(n)          the Permitted Tax Incentive Financing Transactions.

SECTION 6.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a)          Dispositions of used, worn out, obsolete or surplus property by the Borrower or any Subsidiary of the Borrower in the ordinary course of business that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of its business;

(b)          Dispositions of inventory in the ordinary course of business;

(c)          Dispositions by any Subsidiary of any all or any of its business, property or assets to the Borrower or any other Subsidiary;

(d)           (1) mergers and acquisitions permitted by Section 6.03; and (2) transfers or dispositions permitted by Section 6.03(c);

(e)          licenses or sublicenses by the Borrower or any Subsidiary of intellectual property and general intangibles, including, without limitation, any proprietary software of the Borrower or any Subsidiary, and licenses, leases or subleases by the Borrower or any Subsidiary of other property, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower or any of its Subsidiaries;

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(f)          any sale or other disposition of cash or Eligible Investments; provided, however, that, in the case of Eligible Investments, such sale or disposition shall be made solely for and in connection with the Borrower’s or any Subsidiary’s, as applicable, investment portfolio and in accordance with the Investment Policy of the Borrower;

(g)          ceding of insurance or reinsurance in the ordinary course of business;

(h)          other Dispositions of any assets of the Borrower or any of its Subsidiaries not otherwise permitted pursuant to the foregoing in this Section 6.05; provided that (A) no Default then exists or would result therefrom, and (B) such assets to be Disposed pursuant to this Section 6.05(h), together with all assets of the Borrower and its Subsidiaries previously Disposed pursuant to this Section 6.05(h), do not in the aggregate constitute a Substantial Portion of the assets of the Borrower and its Subsidiaries; and

(i)          Dispositions of Investments made in compliance with Section 6.04.

SECTION 6.06 Swap Agreements. Enter into any Swap Agreement, except for the following:

(a)          Swap Agreements entered into by the Borrower from time to time in connection with the Borrower’s investment portfolio and in accordance with the Investment Policy of the Borrower;

(b)          Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries);

(c)          Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary; and

(d)          Permitted Call Spread Swap Agreements.

SECTION 6.07 Restricted Payments. Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)          the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock;

(b)          the Borrower may declare and pay dividends with respect to its Equity Interests payable in cash; provided that (i) such dividend payments are made in accordance with the Borrower’s dividend policy as in effect as of the Effective Date and any dividend policy in effect after the Effective Date consistent with past practice, (ii) after giving immediate effect to such dividend payments on a pro forma basis, the Borrower shall be in compliance with all the covenants set forth in Sections 6.14(a), (b), (c), (d) and (e) (in the case of Section 6.14(c) only, determined as of the most recent Test Period (assuming, for purposes of such Section 6.14(c), that such payment had occurred on the last day of such relevant Test Period)) and (iii) such dividends are not expressly prohibited pursuant to the terms of the Junior Subordinated Debentures and the related Debenture Indentures;

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(c)          Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;

(d)          the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries; and

(e)          the Borrower may repurchase shares of its common stock in the open market or in privately negotiated transactions; provided, that (1) the Board of Directors of the Borrower shall have authorized such repurchase and the management of the Borrower shall have determined that such repurchase is in the best interest of the Borrower and (2) the aggregate repurchase price to be paid by the Borrower for such repurchase, taken together with the sum of all aggregate repurchase prices paid by the Borrower in connection with all repurchases of its common stock since the Effective Date shall not exceed $10,000,000;

(f)          the Borrower and any Subsidiary may make any payment (even if such payment is in the form of a Restricted Payment) to the Borrower or another Subsidiary that is required to be made with respect to or in connection with the terms of any tax sharing, tax allocation or other similar tax arrangement or agreement entered into among the Borrower and its Wholly Owned Subsidiaries;

(g)          the Borrower may enter into, exercise its rights and perform its obligations under Permitted Call Spread Swap Agreements;

(h)          the Borrower may make cash payments and/or deliveries of shares of its common stock upon conversion of Permitted Convertible Notes pursuant to the terms thereof; and

(i)          the Borrower may make interest payments in respect of Indebtedness under Permitted Convertible Notes.

SECTION 6.08 Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except the following shall be permitted:

(a)          transactions with any of its Affiliates (other than transactions permitted by one or more of clauses (b) through (h) below) at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties or at such prices and on terms and conditions that are consistent with past practices and approved by the Audit Committee (so long as such committee is composed solely of independent members) (or other applicable committee composed solely of independent members) of the Board of Directors of the Borrower;

(b)          transactions may be entered into between or among the Borrower and its Subsidiaries not involving any other Affiliate of the Borrower to the extent such transaction is expressly permitted pursuant to this Agreement;

(c)          transactions may be entered into between or among two or more Subsidiaries of the Borrower not involving any other Affiliate of the Borrower;

(d)          any Restricted Payments permitted by Section 6.07;

(e)          Investments permitted by Sections 6.04(d), 6.04(i) and 6.04(l);

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(f)          any transactions permitted by Section 6.03;

(g)          transactions existing on the Effective Date and described on Schedule 6.08 and any amendments thereto that are not materially adverse to the Lenders, as reasonably determined by the Board of Directors of the Borrower, a duly authorized committee thereof or any Responsible Officer of the Borrower; and

(h)          the Permitted Tax Incentive Financing Transactions.

SECTION 6.09 Restrictive Agreements. Directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by insurance law and related regulations or other law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vi) the foregoing shall not apply to restrictions or conditions imposed by any tax sharing, tax allocation or similar tax arrangement or agreement entered into among the Borrower and its Subsidiaries and (vii) the foregoing shall not apply to restrictions or conditions imposed by the Permitted Tax Incentive Financing Transactions so long as such restrictions or conditions apply only to the property or assets securing such Indebtedness.

SECTION 6.10 Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Effective Date (which, for the avoidance of doubt, includes the Insurance Business and asset management activities) or any business related or incidental thereto.

SECTION 6.11 Accounting Changes; Fiscal Year. Make any change in (i) its accounting policies or financial reporting practices except as required or permitted by GAAP or SAP, as the case may be, in effect from time to time or (ii) its fiscal year.

SECTION 6.12 Use of Proceeds. Use the proceeds of the Loans, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

SECTION 6.13 Prepayments, Etc. of Other Indebtedness; and Modifications of Certain Other Agreements. Directly or indirectly:

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(a)          make, or agree or offer to pay or make any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the Junior Subordinated Debentures or any guarantees of the Borrower in respect of any Structured Securities issued with respect thereto, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such Junior Subordinated Debentures or any such guarantees, except for payments of regularly scheduled interest and mandatory payments of fees and expenses in each case required by the terms of the applicable Debenture Indentures or other documents evidencing or governing any such Junior Subordinated Debentures or guarantees, but only to the extent permitted under the subordination provisions applicable thereto; or

(b)          amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Indebtedness in respect of any such Junior Subordinated Debentures or any such guarantees or any agreement evidencing, governing or otherwise related to such Indebtedness:

(i)          which amends or modifies the subordination provisions contained therein;

(ii)         which shortens the fixed maturity or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith; or

(iii)        which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject the Borrower or any of its Subsidiaries to any more onerous or more restrictive provisions.

SECTION 6.14 Financial Covenants.

(a)          Consolidated Net Worth. The Borrower will not permit the Consolidated Net Worth at any time to be less than the sum of (i) $811,000,000 and (ii) 50% of Consolidated Net Income of the Borrower and its Subsidiaries for each fiscal year of the Borrower (beginning with the fiscal year ending December 31, 2012) for which such Consolidated Net Income is positive.

(b)          Consolidated Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio at any time to exceed 0.35 to 1.0.

(c)          Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower during any period set forth below to be less than the applicable ratio set forth below opposite such period:

Period:	Consolidated Fixed Charge Coverage Ratio
Effective Date through June 30, 2015	4.0 to 1.0
September 30, 2015 and thereafter	2.0 to 1.0

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(d)          Risk-Based Capital. The Borrower will not permit “total adjusted capital” (within the meaning of the Insurance Model Act as of the Effective Date) of (x) any of its existing or future U.S. Regulated Insurance Companies (other than Wesco and TIC), in each case as determined as of the end of each fiscal year, commencing with the fiscal year ending December 31, 2012, to be less than 200.0% of the applicable “Company Action Level RBC” (within the meaning of the Model Act) for such Regulated Insurance Company and (y) Wesco and TIC, in each case as determined as of the end of each fiscal year, commencing with the fiscal year ending December 31, 2012, to be less than 150.0% of the applicable “Company Action Level RBC” (within the meaning of the Model Act) for such Regulated Insurance Company.

(e)          Consolidated Surplus. The Borrower will not permit the Consolidated Surplus at any time to be less than the sum of (i) $873,000,000 and (ii) 50% of Consolidated Net Income of the Borrower and its Subsidiaries for each fiscal year of the Borrower (beginning with the fiscal year ending December 31, 2012) for which such Consolidated Net Income is positive.

(f)          Minimum Rating. The Borrower will not permit or suffer the financial strength rating of each Regulated Insurance Company by A.M. Best Company to be less than “A-” at any time to the extent such Regulated Insurance Company is rated by A.M. Best Company.

(g)          Calculations. For purposes of determining compliance with the financial covenant set forth in Section 6.14(c), with respect to any Test Period during which a Permitted Acquisition or an Asset Sale has occurred: (a) the components of Consolidated Fixed Charge Coverage Ratio shall be calculated with respect to such Test Period on a Pro Forma Basis as if each such Permitted Acquisition had been consummated on the first day of such Test Period and as if each such Asset Sale had been consummated on the day immediately prior to the first day of such Test Period; and (b) Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant Test Period in connection with any Permitted Acquisitions and Asset Sales as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such Test Period.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)          the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)          the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)          any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made;

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(d)          the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence), 5.06(b) or 5.08 or in Article VI;

(e)          the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (c) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) consecutive calendar days after the earlier of (i) actual knowledge of the Borrower of such default and (ii) notice thereof from the Administrative Agent to the Borrower;

(f)          the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g)          any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this subsection (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any requirement to make a cash payment as a result of the early termination of a Permitted Call Spread Swap Agreement and (iii) any requirement to deliver cash upon conversion of Permitted Convertible Notes;

(h)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)          the Borrower or any Subsidiary shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing;

(j)          the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)          there is entered against the Borrower or any Subsidiary thereof (A) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $15,000,000 (to the extent not covered by independent third-party insurance, has been notified of the potential claim and does not dispute coverage), or (B) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and in case of either (A) or (B), (x) enforcement proceedings are commenced by any creditor upon such judgment or order, or (y) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

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(l)          one or more ERISA Events or noncompliance with respect to Foreign Pension Plans shall have occurred that when taken together with all other such ERISA Events and noncompliance with respect to Foreign Pension Plans that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries and its ERISA Affiliates in an aggregate amount exceeding (i) the Threshold Amount in any year or (ii) the Threshold Amount for all periods;

(m)          a Change in Control shall occur;

(n)          any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the satisfaction in full of all the Obligations, shall cease to be in full force and effect; or the Borrower (or any Person by, through or on behalf of the Borrower), shall contest in any manner the validity or enforceability of any provision of any Loan Document; or the Borrower shall deny that it has any or further liability or obligation under any provision of any Loan Document, or purport to revoke, terminate or rescind any provision of any Loan Document; or

(o)          any one or more Insurance Licenses of the Borrower or any of its Regulated Insurance Companies shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken by any Governmental Authority, and such suspension, limitation, termination, non-renewal or action, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

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The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

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Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld), to appoint a successor; provided, that no such consent of the Borrower shall be required in the event a Default or Event of Default has occurred and is continuing. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

None of the Lenders, if any, identified in this Agreement as a Co-Syndication Agent or Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Co-Syndication Agent or Co-Documentation Agent, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

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(i)          if to the Borrower, to it at AmTrust Financial Services, Inc., 59 Maiden Lane, 6th Floor, New York, NY 10038, Attention of Harry Schlachter, Treasurer (Telecopy No. 212 220 7130; Telephone No. 212-220-7120);

(ii)         if to the Administrative Agent, to JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 10 South Dearborn Street, 7th Floor, Chicago, IL 60603-2003, Attention of Teresita Siao (Telecopy No. (888) 266-8058), with a copy to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, 9th Floor, Chicago, IL 60603, Attention of Svetlana Skopcenko (Telecopy No. (312) 386-7632);

(iii)        if to the Issuing Bank, to it at JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 10 South Dearborn Street, 7th Floor, Chicago, IL 60603-2003, Attention of Debra Williams (Telecopy No. (888) 266-8058); and

(iv)        if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)          Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

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(b)          Except as provided in Section 2.20 with respect to an Incremental Term Loan Amendment, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender or (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Effective Date); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.

(c)          Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d)          If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender under Section 2.16 on the day of such replacement had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(e)          Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

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SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one firm as counsel for the Administrative Agent (and, in addition to such firm, any local counsel engaged in each relevant jurisdiction by such firm), one firm as counsel for the Issuing Bank (and, in addition to such firm, any local counsel engaged in each relevant jurisdiction by such firm), and one additional firm as counsel for the Lenders (and, in addition to such firm, any local counsel engaged in each relevant jurisdiction by such firm) and additional counsel as the Administrative Agent, the Issuing Bank or any Lender or group of Lenders reasonably determines are necessary in light of actual or potential conflicts of interest or the availability of different claims or defenses, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)          The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)          To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

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(d)          To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)          All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          (i)          Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)         the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof); provided, further, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)         the Administrative Agent; and

(C)         the Issuing Bank.

(ii)         Assignments shall be subject to the following additional conditions:

(A)         except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

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(B)         each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)         the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

(D)         the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)        Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)        The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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(v)         Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)         Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(d)         Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all of the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)         The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)         The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, in each case who need to know such Information in connection with the Loan Documents and the Transactions (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii)any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

SECTION 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

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SECTION 9.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMTRUST FINANCIAL SERVICES, INC., as the Borrower

By	/s/ Harry Schlachter
Name: Harry Schlachter
Title: Treasurer

JPMORGAN CHASE BANK, N.A., individually as a Lender, as the Issuing Bank and as Administrative Agent

By	/s/ Thomas A. Kiepura
Name: Thomas A. Kiepura
Title: Vice President

KEYBANK NATIONAL ASSOCIATION, individually as a Lender and as a Co-Syndication Agent

By	/s/ James Cribbet
Name: James Cribbet
Title: Senior Portfolio Manager

SUNTRUST BANK, individually as a Lender and as a Co-Syndication Agent

By	/s/ Douglas O’Bryan
Name: Douglas O’Bryan
Title: Director

ASSOCIATED BANK, NATIONAL ASSOCIATION, individually as a Lender and as a Co-Documentation Agent

By	/s/ Liliana Huerta
Name: Liliana Huerta
Title: Vice President

LLOYDS TSB BANK PLC, individually as a Lender

By	/s/ Dennis McClellan
Name: Dennis McClellan
Title: Assistant Vice President

LLOYDS SECURITIES INC., as a Co-Documentation Agent

By	/s/ Richard Herder
Name: Richard Herder
Title: Head of Bank Syndicate

Signature Page to Credit Agreement
AmTrust Financial Services, Inc.

FIRST NIAGARA BANK, N.A., as a Lender

By	/s/ David R. Reading
Name: David R. Reading
Title: First Vice President

THE PRIVATEBANK AND TRUST COMPANY, as a Lender

By	/s/ Andrew C. Haak
Name: Andrew C. Haak
Title: Managing Director

CHANG HWA COMMERCIAL BANK, LTD. NEW YORK BRANCH, as a Lender

By	/s/ Eric Y.S. Tsai
Name: Eric Y.S. Tsai
Title: Vice President & General Manager

Signature Page to Credit Agreement
AmTrust Financial Services, Inc.

Schedule 1.01(a) – Existing Regulated Insurance Companies

1.	AmTrust International Insurance, Ltd.
2.	AmTrust Captive Solutions Limited
3.	AmTrust Insurance Luxembourg S.A.
4.	AmTrust Re 2007 (Luxembourg)
5.	AmTrust Re Alpha
6.	AmTrust Re Kappa
7.	AmTrust Re Zeta
8.	AmTrust International Underwriters Limited
9.	AmTrust Europe Ltd.
10.	Pedigree Livestock Insurance Limited
11.	AmTrust Insurance Company of Kansas, Inc.
12.	AmTrust Lloyd’s Insurance Company of Texas
13.	Associated Industries Insurance Company, Inc.
14.	Milwaukee Casualty Insurance Co.
15.	Security National Insurance Company
16.	Technology Insurance Company, Inc.
17.	Rochdale Insurance Company
18.	Wesco Insurance Company
19.	Agent Alliance Reinsurance Company, Ltd.
20.	AmTrust International Bermuda Ltd.
21.	Allied Producers Reinsurance Company, Ltd.

Schedule 1.01(a)

Schedule 1.01(b) – Permitted Tax Incentive Financing Transactions

East Ninth & Superior, LLC is a Subsidiary of the Borrower
800 Superior, LLC is a Subsidiary of the Borrower

•	Unsecured loan in an aggregate principal amount not to exceed $5,000,000 from the State of Ohio to East Ninth & Superior, LLC.

•	Unsecured loan in an aggregate principal amount not to exceed $2,500,000 from the Borrower or a Subsidiary to East Ninth & Superior, LLC.

•	Four QLICI Loans in an aggregate principal amount not to exceed $9,400,000 from CNMIF II (I), LLC to 800 Superior, LLC, each secured by a mortgage on the real property being financed by such loans.

•	Three QLICI Loans in an aggregate principal amount not to exceed $10,000,000 from Key Community Development New Markets IV LLC to 800 Superior, LLC, each secured by a mortgage on the real property being financed by such loans.

•	Guaranty by the Borrower of QLICI Loans made by CNMIF II (I), LLC and Key Community Development New Markets IV LLC to 800 Superior, LLC.

•	Guaranty by the Borrower of 50% of the $5,000,000 unsecured loan from the State of Ohio to East Ninth & Superior, LLC.

•	Two unsecured leveraged loans in an aggregate principal amount not to exceed $4,192,000 from East Ninth & Superior, LLC to 800 Superior NMTC Investment Fund II LLC.

•	Two leveraged loans in an aggregate principal amount not to exceed $7,392,000 from East Ninth & Superior, LLC to 800 Superior NMTC Investment Fund LLC.

•	Equity Investment by the Borrower in 24.5% of the Equity Interests of 800 Superior NMTC Investment Fund II LLC.

•	Unsecured loan in an aggregate principal amount not to exceed $3,000,000 from Cuyahoga Country in connection with the Permitted Tax Incentive Financing Transactions

•	Guaranty by the Borrower of 50% of a $3,000,000 unsecured loan from Cuyahoga County in connection with the Permitted Tax Incentive Financing Transaction.

•	Indemnity/Contribution Agreement between the Borrower and American Capital Acquisition Corporation.

•	Equity Investment by AmTrust North America Inc. in 50% of the Equity Interests of East Ninth & Superior, LLC.

•	Equity Investment by the Borrower in 50% of the Equity Interests of 800 Superior, LLC.

•	Lease between 800 Superior, LLC and AmTrust North America Inc.

•	Lease between 800 Superior, LLC and GMAC Insurance Management Corporation.

•	All documents evidencing the foregoing.

Schedule 1.01(b)

SCHEDULE 2.01

COMMITMENTS

LENDER	COMMITMENT
JPMORGAN CHASE BANK, N.A.	$38,333,333.34
KEYBANK NATIONAL ASSOCIATION	$38,333,333.33
SUNTRUST BANK	$38,333,333.33
ASSOCIATED BANK, NATIONAL ASSOCIATION	$25,000,000.00
LLOYDS TSB BANK PLC	$25,000,000.00
FIRST NIAGARA BANK, N.A.	$15,000,000.00
THE PRIVATEBANK AND TRUST COMPANY	$15,000,000.00
CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH	$5,000,000.00
AGGREGATE COMMITMENT	$200,000,000.00

SCHEDULE 2.06

EXISTING LETTERS OF CREDIT

AMTRUST INTERNATIONAL INSURANCE LTD
Issuer	LC Number	Global Amount		Beneficiary	Expiration Date
JPMorgan Chase Bank, N.A.	CTCS-804072		$25,700,000	AmTrust Insurance Company of Kansas	12/31/2012
JPMorgan Chase Bank, N.A.	CTCS-804073		$3,800,000	Milwaukee Casualty Insurance Company	12/31/2012
JPMorgan Chase Bank, N.A.	CTCS-804074		$200,000	Trinity Lloyds Insurance Company	12/31/2012
JPMorgan Chase Bank, N.A.	TTTS-269078		$2,123,722	State National Insurance Company Inc.	6/27/2013
JPMorgan Chase Bank, N.A.	TTTS-329420		$533,000	Great American Insurance Company	5/1/2013
JPMorgan Chase Bank, N.A.	TTTS-334393		$7,394,196	United Specialty Insurance Company	6/30/2013
JPMorgan Chase Bank, N.A.	TTTS-382903		$7,514,000	Associated Industries Insurance Company Inc.	1/1/2013
JPMorgan Chase Bank, N.A.	TTTS-694452	CAD	1,000,000	Travelers Guarantee Company of Canada	3/1/2013

AMTRUST FINANCIAL SERVICES INC.
JPMorgan Chase Bank, N.A.	CPCS-920282	$1,630,000	Travelers Casualty and Surety	3/31/2013

Schedule 3.15 – Subsidiaries

Entity Name	Jurisdiction of Organization	Person Holding Interest	Percentage Interest

800 Superior, LLC	Delaware	AmTrust Financial Services, Inc. Integon National Insurance Company	50% 50%
Agent Alliance Reinsurance Company, Ltd.	Bermuda	AmTrust International Insurance, Ltd.	100%
AII Insurance Management Limited	Bermuda	AmTrust International Insurance Ltd.	100%
AII Investment Holdings Limited	Bermuda	AmTrust International Insurance Ltd.	100%
AII Reinsurance Broker, Ltd.	Bermuda	AmTrust North America, Inc.	100%
AIU Management Services Limited	Ireland	AmTrust International Underwriters Limited	100%
Allied Producers Reinsurance Company, Ltd.	Bermuda	AmTrust International Insurance Ltd.	100%
AMT Capital Alpha, LLC	Delaware	AmTrust Financial Services, Inc. American Capital Acquisition Investments, Inc.	50% 50%
AMT Capital Holdings, S.A.	Luxembourg	AmTrust Financial Services, Inc. ACP Re, LTD.	50% 50%
AMT Capital Services, Inc.	Delaware	AmTrust International Insurance Ltd.	100%
AMT Home Protection Company	California	AMT Warranty Corp.	100%
AMT Road Services Corp.	Delaware	AMT Warranty Corp.	100%
AMT Warranty Corp. of Canada, ULC	Alberta, Canada	AMTS Holding Corp.	100%
AMT Warranty Corp.	Delaware	AmTrust Financial Services, Inc.	100%
AmTrust Captive Solutions Limited	Luxembourg	AmTrust Holdings Luxembourg S.A.R.L.	100%
AmTrust Corporate Capital Limited AmTrust E&S Insurance Services, Inc.	England Delaware	I.G.I. Group Limited AmTrust Financial Services, Inc.	100% 100%
AmTrust Equity Solutions, Ltd.	Bermuda	AII Insurance Management Limited	100%
AmTrust Europe Ltd.	England	I.G.I. Group Limited	100%
AmTrust Europe Legal, Ltd.	England	AmTrust Europe Ltd.	100%
AmTrust Holdings Luxembourg S.A.R.L.	Luxembourg	AmTrust International Insurance Ltd.	100%
AmTrust Insurance Company of Kansas, Inc.	Kansas	AmTrust Financial Services, Inc.	100%
AmTrust Insurance Luxembourg S.A.	Luxembourg	AmTrust Holdings Luxembourg S.A.R.L.	100%
AmTrust Insurance Spain, S.L.	Spain	I.G.I. Group Limited	100%
AmTrust International Bermuda Ltd.	Bermuda	AmTrust Financial Services, Inc.	100%
AmTrust International Insurance, Ltd.	Bermuda	AmTrust Financial Services, Inc.	100%
AmTrust International Underwriters Limited	Ireland	AmTrust International Insurance Ltd.	100%
AmTrust Lloyd’s Corporation	Texas	AmTrust Financial Services, Inc.	100%
AmTrust Lloyd’s Insurance Company of Texas	Texas	AmTrust Lloyd’s Corporation	100%
AmTrust Management Services, Ltd.	England	I.G.I. Group Limited	100%
AmTrust (Nevis) Holdings Limited	Nevis	AmTrust International Insurance Ltd.	100%
AmTrust (Nevis) Limited	Nevis	AmTrust International Insurance Ltd.	100%
AmTrust Nordic, AB	Sweden	AmTrust International Underwriters Limited	100%
AmTrust North America, Inc.	Delaware	AmTrust Financial Services, Inc.	100%
AmTrust North America of Florida, Inc.	Florida	AmTrust Financial Services, Inc.	100%
AmTrust North America of Texas, Inc.	Delaware	AmTrust Financial Services, Inc.	100%

Schedule 3.15

Entity Name	Jurisdiction of Organization	Person Holding Interest	Percentage Interest

AmTrust Re 2007 (Luxembourg)	Luxembourg	AmTrust Holdings Luxembourg S.A.R.L.	100%
AmTrust Re Alpha	Luxembourg	AmTrust Holdings Luxembourg S.A.R.L.	100%
AmTrust Re Kappa	Luxembourg	AmTrust Holdings Luxembourg S.A.R.L.	100%
AmTrust Re Zeta	Luxembourg	AmTrust Holdings Luxembourg S.A.R.L.	100%
AmTrust Underwriters, Inc.	Delaware	AmTrust Financial Services, Inc.	100%
AMTS Holding Corp.	Delaware	AmTrust Financial Services, Inc.	100%
Associated Industries Insurance Company, Inc.	Florida	AmTrust North America of Florida, Inc.	100%
Boca NW65, LLC	Delaware	Associated Industries Insurance Company, Inc.	100%
Builders & Tradesmen’s Insurance Services, Inc.	California	AmTrust Financial Services, Inc.	100%
Caravan Security Storage Limited	England	I.G.I. Group Limited	100%
CNH Capital Canada Insurance Agency, Ltd. CNH Capital Insurance Agency Direct Reinsurance, Ltd.	Canada Delaware Turks and Caicos Islands	AmTrust North America, Inc. AmTrust North America, Inc. Warrantech Direct, Inc.	100% 100% 100%
Doré & Associates Holdings Limited Doré & Associates Services Limited	England England	I.G.I. Group Limited Doré & Associates Holding Limited	100% 100%
East Ninth & Superior, LLC	Delaware	AmTrust North America, Inc. American Capital Acquisition Corp.	50% 50%
I.G.I. Administration Services Limited	England	I.G.I. Group Limited	100%
I.G.I. Group Limited	England	AmTrust International Insurance, Ltd.	100%
I.G.I. Intermediaries, Ltd.	England	I.G.I. Group Limited	100%
I.G.I. Underwriting Agency, Inc.	New York	AmTrust Financial Services, Inc.	100%
LAE Insurance Services, Inc.	New York	Builders & Tradesmen’s Insurance Services, Inc.	100%
MCM – Medmal Claims Management S.r.L.	Italy	I.G.I. Group Limited	100%
Milwaukee Casualty Insurance Co.	Wisconsin	AmTrust Financial Services, Inc.	100%
Oakwood Village Ltd.	England	I.G.I. Group Limited	100%
PBOA, Inc.	Florida	RS Acquisition Holdco, LLC	100%
Pedigree Livestock Insurance Limited	England	AmTrust Europe Ltd.	100%
Right 2 Claim, Ltd.	England	AmTrust Europe Ltd.	100%
Risk Services – Arizona, Inc.	Arizona	RS Acquisition Holdco, LLC	100%
Risk Services (Bermuda) Ltd.	Bermuda	RS Acquisition Holdco, LLC	100%
Risk Services (Hawaii) Ltd.	Hawaii	RS Acquisition Holdco, LLC	100%
Risk Services Intermediaries (Bermuda) Ltd.	Bermuda	RS Acquisition Holdco, LLC	100%
Risk Services, LLC	Virginia	RS Acquisition Holdco, LLC	100%
Risk Services – Nevada, Inc.	Nevada	RS Acquisition Holdco, LLC	100%
Risk Services – Vermont, Inc.	Vermont	RS Acquisition Holdco, LLC	100%
RS Acquisition Holdco, LLC	Delaware	AmTrust Financial Services, Inc. Michael Rogers	80% (A) 20% (B)
Rochdale Insurance Company	New York	Technology Insurance Company, Inc.	100%
Rock Run South, LLC	Delaware	AmTrust Financial Services, Inc.	100%
Security National Insurance Company	Texas	AmTrust Financial Services, Inc.	100%

Schedule 3.15

Entity Name	Jurisdiction of Organization	Person Holding Interest	Percentage Interest

Signal Acquisition LLC	Delaware	AmTrust North America, Inc.	100%
Signal Service Solutions, LLC	Delaware	Signal Acquisition LLC	100%
Technology Insurance Company, Inc.	New Hampshire	AmTrust Financial Services, Inc.	100%
Tiger Capital, LLC	Delaware	AmTrust International Insurance Ltd. American Capital Acquisition Investments, Inc. Madison Strategic Partners NY LLC	50% (A) 50% (A) 20% (B)
Vemeco, Inc.	Connecticut	Warrantech Automotive, Inc.	100%
Warrantech Automotive, Inc.	Connecticut	Warrantech Corporation	100%
Warrantech Automotive of Canada, Inc.	Canada	Warrantech Automotive, Inc.	100%
Warrantech Automotive of Florida, Inc.	Florida	Warrantech Automotive, Inc.	100%
Warrantech Caribbean, Ltd.	Grand Cayman Islands	Warrantech Corporation	100%
Warrantech Consumer Product Services, Inc.	Connecticut	Warrantech Corporation	100%
Warrantech Corporation	Nevada	AMT Warranty Corp.	100%
Warrantech Direct, Inc.	Texas	Warrantech Corporation	100%
Warrantech Direct I, LP	Texas	W Direct Corp.	100%
Warrantech Home Assurance Company	Florida	Warrantech Home Service Company	100%
Warrantech Home Service Company	Connecticut	Warrantech Consumer Product Services, Inc.	100%
Warrantech Management Company	Delaware	Warrantech Corporation	100%
Warrantech Management Holding Company	Delaware	Warrantech Management Company	100%
Warrantech Management, Limited Partnership	Texas	Warrantech Management Company	100%
Warrantech International, Inc.	Delaware	Warrantech Corporation	100%
Warrantech International de Chile	Chile	Warrantech International, Inc.	100%
Warrantech Mexico, S de RL de CV	Mexico	Warrantech Automotive, Inc. Warrantech Corporation	66.67% 33.33%
Warrantech Peru SrL	Peru	Warrantech International, Inc.	100%
WCPS of Florida, Inc.	Florida	Warrantech Consumer Product Services, Inc.	100%
W Direct Corp.	Delaware	Warrantech Direct, Inc.	100%
Westport Reinsurance Limited	Turks and Caicos Islands	Warrantech Automotive, Inc.	100%
WHSC Direct, Inc.	Texas	Warrantech Home Assurance Company	100%
Wesco Insurance Company	Delaware	AmTrust Financial Services, Inc.	100%
Westside Parkway GA, LLC	Delaware	AmTrust Financial Services, Inc.	100%

Schedule 3.15

Schedule 6.01 – Existing Indebtedness

1.	Existing Debentures: (a) the fixed/floating rate junior subordinated deferrable interest debentures due 2037 in the original aggregate principal amount of $40.0 million; (b) the fixed/floating rate junior subordinated deferrable interest debentures due 2036 in the original aggregate principal amount of $30.0 million; (c) the fixed/floating rate junior subordinated deferrable interest debentures due March 2035 in the original aggregate principal amount of $25.0 million; and (d) the fixed/floating rate junior subordinated deferrable interest debentures due June 2035 in the original aggregate principal amount of $25.0 million; in each case with respect to the foregoing, issued to TOPS Trusts pursuant to the applicable Existing Indenture (either the Indenture, dated as of March 17, 2005, between the Borrower and Wilmington Trust Company, the Indenture, dated as of June 15, 2005, between the Borrower and Wilmington Trust Company or the Indenture, dated as of July 25, 2006, between Borrower and Wilmington Trust Company).

2.	Existing Guarantees: (a) the Guarantee Agreement, dated as of March 17, 2005, between the Borrower and Wilmington Trust Company; (b) the Guarantee Agreement, dated as of June 15, 2005, between the Borrower and Wilmington Trust Company; (c) the Guarantee Agreement, dated July 25, 2006, between the Borrower and Wilmington Trust Company; and (d) the Guarantee Agreement, dated as of March 22, 2007, between the Borrower and Wilmington Trust Company.

3.	An earn-out payment to WT Acquisition Holdings, LLC, pursuant to the Stock Purchase Agreement, dated August 20, 2010, between AMT Warranty Corp. and WT Acquisition Holdings, LLC, equal to 15% of AMT Warranty Corp.’s EBITDA for the calendar years ended December 31, 2011, 2012 and 2013, which amount shall not be less than $2,000,000 or more than $3,000,000.

4.	Guaranty, dated October 16, 2009, made by The Michael Karfunkel 2005 Grantor Retained Annuity Trust and the Borrower in favor of GMAC Insurance Holdings, Inc. and Motors Insurance Corporation for Borrower’s proportionate share of deferred payments payable by American Capital Acquisition Corporation pursuant to the Securities Purchase Agreement between American Capital Acquisition Corporation, GMAC Insurance Holdings, Inc. and Motors Insurance Corporation.

5.	Parent Guaranty, effective October 14, 2009, made by the Borrower in favor of Microsoft Corporation for the obligations of AMT Warranty Corp. under its extended service plan program to cover the repair and/or replacement of certain consumer products sold by Microsoft.

6.	Guaranty, dated February 9, 2010, made by Wesco Insurance Company and the Borrower in favor of PayLink Payment Plans, LLC for the refund of all unearned premium received by Wesco Insurance Company in connection with payment plan accounts with outstanding balances that are serviced by PayLink related to vehicle service contracts administered by Royal Administration Services, Inc.

7.	Guaranty, dated November 24, 2009, made by Wesco Insurance Company and the Borrower in favor of Mepco Finance Corporation for the refund of all unearned premium received by Wesco Insurance Company in connection with payment plan accounts with outstanding balances that are serviced by Mepco related to vehicle service contracts administered by Royal Administration Services, Inc.

8.	Guaranty, dated June 20, 2011, made by Wesco Insurance Company in favor of Service Payment Plan, Inc. for the payment of any cancellation refund owed to Service Payment Plan, Inc. that is received by OwnerGUARD Corporation, a third-party vehicle service contracts administrator, if OwnerGUARD Corporation fails to pay (capped at $300,000).

Schedule 6.01

9.	Guarantee by the Borrower in favor of Maiden Insurance for the punctual performance and discharge of AII’s obligations arising under the Quota Share Reinsurance Agreement and the Loan Agreement between AII and Maiden Insurance (pursuant to Section 10.1 of the Master Agreement between the Borrower and Maiden Holdings, Ltd., dated July 3, 2007, as amended on September 17, 2007).

10.	Secured Loan Agreement, dated February 24, 2011, between AmTrust Underwriters, Inc., a Subsidiary of Borrower, and Banc of America Leasing & Capital, LLC in the aggregate principal amount of $10.8 million to finance the purchase of an aircraft.

11.	Guaranty, dated February 24, 2011, by Borrower in favor of Banc of America Leasing & Capital, LLC for the obligations of AmTrust Underwriters, Inc. arising under the Secured Loan Agreement dated February 24, 2011, between AmTrust Underwriters, Inc., a Subsidiary of Borrower, and Banc of America Leasing & Capital, LLC.

12.	Amended and Restated Promissory Note, dated July 5, 2012, from 800 Superior, LLC in favor of ACP Re, Ltd. in the amount of $5.0 million.

13.	Master Equipment Lease Agreement, dated December 28, 2007, between Key Equipment Finance Inc. and Majestic Insurance Company, as assumed by AmTrust North America, Inc., a Subsidiary of the Borrower, on December 16, 2011.

14.	JPMorgan Chase Irrevocable Standby Letter of Credit, dated September 27, 2007, in the amount of $363,681, issued in favor of Capitol Indemnity Corporation and/or Platt River Insurance Company.

15.	JPMorgan Chase Irrevocable Standby Letter of Credit, dated June 10, 2009, in the amount of $6,010,094, issued in favor of Dealers Assurance Company.

16.	JPMorgan Chase Irrevocable Standby Letter of Credit, dated April 2, 2009, in the amount of CAD1,000,000, issued in favor of Travelers Guarantee Company of Canada.

Schedule 6.01

Schedule 6.02 – Existing Liens

1.	Lien in favor of Banc of America Leasing & Capital, LLC securing the Borrower’s obligations under the Secured Loan Agreement, dated February 24, 2011, between the Borrower and Bank of America Leasing & Capital, LLC, in connection with the purchase of an aircraft.

2.	Lien in favor of Key Equipment Finance Inc. securing AmTrust North America, Inc.’s obligations under the Master Equipment Lease Agreement, dated December 28, 2007, between Key Equipment Finance Inc. and Majestic Insurance Company, as assumed by AmTrust North America, Inc. on December 16, 2011, covering furniture, fixtures, phone systems and equipment at Borrower’s offices at 101 California Street, San Francisco, California.

3.	Pledge of cash to secure JPMorgan Chase Irrevocable Standby Letter of Credit, dated September 27, 2007, in the amount of $363,681, issued in favor of Capitol Indemnity Corporation and/or Platt River Insurance Company.

4.	Pledge of cash to secure JPMorgan Chase Irrevocable Standby Letter of Credit, dated June 10, 2009, in the amount of $6,010,094, issued in favor of Dealers Assurance Company.

Schedule 6.02

Schedule 6.04 – Existing Investments

1.	Investment in American Capital Acquisition Corporation: During the three months ended March 31, 2010, the Borrower completed its strategic investment in American Capital Acquisition Corporation (“ACAC”), a company formed by the Michael Karfunkel 2005 Grantor Retained Annuity Trust (the “Trust”) and the Borrower for the purpose of acquiring from GMAC Insurance Holdings, Inc. and Motor Insurance Corporation (“MIC”, together with GMAC Insurance Holdings, Inc., “GMACI”), GMACI’s U.S. consumer property and casualty insurance business. Michael Karfunkel, individually, and the Trust own 100% of ACAC’s common stock (subject to the Borrower’s conversion rights). Pursuant to the Amended Stock Purchase Agreement, ACAC issued and sold to the Borrower for an initial purchase price of approximately $53,000,000, which was equal to 25% of the capital required by ACAC, 53,054 shares of Series A Preferred Stock, which provides an 8% cumulative dividend, is non-redeemable and convertible, at the Borrower’s option, into 21.25% of the issued and outstanding common stock of ACAC.

Schedule 6.04

Schedule 6.08 – Transactions with Affiliates

•	Transactions with Maiden Holdings, Ltd. and its subsidiaries (“Maiden”). Maiden is a publicly-held Bermuda insurance holding company formed by Michael Karfunkel, George Karfunkel and Barry Zyskind, the principal shareholders, and, respectively, the Borrower’s chairman of the board of directors, a director, and the Borrower’s chief executive officer and director. As of December 31, 2010, Michael Karfunkel owns or controls approximately 13.8% of the issued and outstanding capital stock of Maiden, George Karfunkel owns or controls approximately 9.4% of the issued and outstanding capital stock of Maiden and Mr. Zyskind owns or controls approximately 5.1% of the issued and outstanding stock of Maiden. Mr. Zyskind serves as the non-executive chairman of the board of Maiden’s board of directors. Maiden Insurance Company, Ltd (“Maiden Insurance”), a wholly-owned subsidiary of Maiden, is a Bermuda reinsurer.

➢	Reinsurance Agreements with Maiden: During the third quarter of 2007, the Borrower and Maiden entered into a master agreement, as amended, by which AmTrust International Insurance, Ltd. (“AII”) and Maiden Insurance Company, Ltd (“Maiden Insurance”), a wholly-owned subsidiary of Maiden, entered into a quota share reinsurance agreement (the “Maiden Quota Share”), as amended, by which AII retrocedes to Maiden Insurance an amount equal to 40% of the premium written by the Borrower’s U.S., Irish and U.K. insurance companies (the “AmTrust Ceding Insurers”), net of the cost of unaffiliated inuring reinsurance (and in the case of AmTrust Europe, Ltd. (“AEL”), net of commissions) and 40% of losses excluding certain specialty risk programs that the Company commenced writing after the effective date, including the Company’s European medical liability business discussed below, and risks, other than workers’ compensation risks and certain business written by the Company’s Irish subsidiary, AmTrust International Underwriters Limited (“AIU”), for which the AmTrust Ceding Insurers’ net retention exceeds $5,000 (“Covered Business”).

The Borrower also agreed to cause AII, subject to regulatory requirements, to reinsure any insurance company that writes Covered Business in which the Borrower acquires a majority interest to the extent required to enable AII to cede to Maiden Insurance 40% of the premiums and losses related to such Covered Business.

The Maiden Quota Share, which had an initial term of three years, was renewed through June 30, 2014 and will automatically renew for successive three-year terms unless either AII or Maiden Insurance notifies the other of its election not to renew not less than nine months prior to the end of any such three-year term.

The Maiden Quota Share, as amended, further provides that AII receives a ceding commission based on a percentage of ceded written premiums with respect to all Covered Business. Commencing January 1, 2012, the ceding commission with respect to all Covered Business other than the retail commercial package business is adjusted on a quarterly basis to (a) 30% of ceded premium, if the Specialty Risk and Extended Warranty subject premium, excluding ceded premium related to our medical liability business discussed below, is greater than or equal to 42% of the total subject premium, (b) 30.5% of ceded premium, if the Specialty Risk and Extended Warranty subject premium is less than 42% but greater than or equal to 38%, or (c) 31% of ceded premium, if the Specialty Risk and Extended Warranty subject premium is less than 38% of the total subject premium. The ceding commission for the retail commercial package business is 34.375% of ceded premium. From April 1, 2011 until December 31, 2011, AII received a ceding commission of 30% of ceded written premium with respect to all Covered Business other than the retail commercial package business, for which the ceding commission was 34.375%. Prior to April 1, 2011, AII received a ceding commission of 31% of ceded premiums with respect to all Covered Business other than the retail commercial package business, for which the ceding commission was 34.375%.

Schedule 6.08

Effective April 1, 2011, Borrower, through its Subsidiaries AEL and AIU, entered into a reinsurance agreement with Maiden Insurance by which the Borrower cedes to Maiden Insurance 40% of the Borrower's European medical liability business, including business in force at April 1, 2011. The quota share has an initial term of one year, automatically renews for one-year terms and can be terminated by either party on four months’ prior written notice. Maiden Insurance pays Borrower a five percent ceding commission, and Borrower will earn a profit commission of 50% of the amount by which the ceded loss ratio is lower than 65%.

Effective September 1, 2010, Borrower, through its Subsidiary, Security National Insurance Company (“SNIC”), entered into a reinsurance agreement with Maiden Reinsurance Company and an unrelated third party. Under the agreement, which had an initial term of one year and has been extended to August 31, 2012, SNIC cedes 80% of the gross liabilities produced under the Southern General Agency program to Maiden Reinsurance Company and 20% of the gross liabilities produced to the unrelated third party. SNIC receives a five percent commission on ceded written premiums.

➢	Reinsurance Brokerage Agreement: Effective July 1, 2007, the Borrower, through a subsidiary, entered into a reinsurance brokerage agreement with Maiden. Pursuant to the brokerage agreement, the Borrower provides brokerage services relating to the Maiden Quota Share for a fee equal to 1.25% of reinsured premium. The brokerage fee is payable in consideration of AII Reinsurance Broker Ltd.’s brokerage services.

➢	Asset Management Agreement: Effective July 1, 2007, the Borrower, through a Subsidiary, entered into an asset management agreement with Maiden, pursuant to which it provides investment management services to Maiden and its Affiliates. The investment management services fee is 0.20% per annum for periods in which average invested assets are $1.0 billion or less and 0.15% per annum for periods in which the average invested assets exceeds $1.0 billion.

➢	The Maiden Debt.

➢	Fronting Arrangement: Effective September 1, 2010, Borrower, through its wholly-owned Subsidiary Technology Insurance Company (“TIC”), entered into a 90% quota share reinsurance agreement with Maiden Specialty Insurance Company (“Maiden Specialty”) by which TIC assumes 90% of premiums and losses with respect to certain surplus lines programs written by Maiden Specialty on behalf of the Borrower (the “Surplus Lines Facility”). The Surplus Lines Facility enables Borrower to write business on a surplus lines basis throughout the United States in states in which Borrower is unauthorized to write such business through its own insurance subsidiaries. Currently, Borrower is utilizing the Surplus Lines Facility for two programs for which Maiden Specialty receives a five percent ceding commission on all premiums ceded by Maiden Specialty to TIC. The Surplus Lines Facility shall remain continuously in force until terminated. Borrower has surplus lines authority for two of its insurance subsidiaries, which has significantly decreased the need for the Surplus Lines Facility.

•	Investment in ACAC (see description on Schedule 6.04). In addition, in connection with the Borrower’s investment:

➢	the Borrower provides ACAC and its Affiliates information technology development services in connection with the development and licensing of a policy management system at a cost which is currently 1.25% of gross written premium of ACAC and its Affiliates plus Borrower’s costs for development and support services;

Schedule 6.08

➢	the Borrower manages the assets of ACAC and its subsidiaries for an annual fee equal to 0.20% of the average aggregate value of the assets under management for the preceding quarter if the average aggregate value for the preceding quarter is $1.0 billion or less and 0.15% of the average aggregate value of the assets under management for the preceding quarter if the average aggregate value for that quarter is more than $1.0 billion;

➢	ACAC will grant the Borrower a right of first refusal to purchase or to reinsure commercial auto insurance business acquired from GMAC in connection with the Acquisition; and

➢	the Borrower, effective March 1, 2010, reinsures 10% of the net premiums of the GMACI Business, pursuant to a 50% quota share reinsurance agreement (“Personal Lines Quota Share”) among Integon National Insurance Company, lead insurance company on behalf of the GMACI Insurers, as cedents, and the Company, ACP Re, Ltd., a Bermuda reinsurer that is a wholly-owned indirect subsidiary of the Trust, and Maiden Insurance Company, Ltd., as reinsurers. The Borrower has a 20% participation in the Personal Lines Quota Share, by which it receives 10% of the net premiums of the personal lines business and assumes 10% of the related net losses. The Personal Lines Quota Share has an initial term of three years and will renew automatically for successive three-year terms unless terminated by written notice not less than nine months prior to the expiration of the current term.

•	Lease of office space at 59 Maiden Lane in New York City: In 2002, the Borrower entered into a lease for approximately 9,000 square feet of office space at 59 Maiden Lane in New York, New York from 59 Maiden Lane Associates, LLC, an entity that is wholly-owned by Michael Karfunkel and George Karfunkel. Effective January 1, 2008, the Borrower entered into an amended lease whereby it increased its leased space to 14,807 square feet and extended the lease through December 31, 2017.

•	Lease of office space at 33 West Monroe in Chicago: In 2008, the Borrower entered into a lease for approximately 5,000 square feet of office space in Chicago, Illinois from 33 West Monroe Associates, LLC, an entity that is wholly-owned by Michael Karfunkel and George Karfunkel. Effective May 1, 2009, the Borrower entered into an amended lease by whereby it increased its leased space to 7,156 square feet. On January 24, 2011, the Borrower entered into another amendment to the lease to increase its leased space to 9,030 square feet and extend the term of the lease to October 31, 2017.

•	In August 2011, the Borrower formed 800 Superior, LLC (“800 Superior”) with a subsidiary of ACAC for the purpose of acquiring an office building in Cleveland, Ohio. The Borrower and such subsidiary each have a fifty percent ownership interest in 800 Superior. The cost of the building was approximately $7,500,000. The Borrower has been appointed managing member of 800 Superior. In July 2012, 800 Superior, LLC entered into a promissory note with ACP Re, Ltd. in the amount of $5,000,000. The proceeds from the note will be used for leasehold improvements on the office building. The note matures in October 2012 and bears interest at a rate of 2.00% per annum. Additionally in 2012, ACAC entered into an office lease with 800 Superior, LLC for approximately 134,000 square feet of the office building. The lease period is for fifteen years.

Schedule 6.08

•	Management Agreement with ACP Re, Ltd.: Borrower provides investment management services and accounting and administrative services to ACP Re, Ltd., an entity controlled by Michael Karfunkel, for a monthly fee of $10,000 and (i) a quarterly rate of 0.05% of the average value of ACP Re, Ltd.’s invested assets for the preceding calendar quarter if the average value of such assets for the quarter was $1.0 billion or less, or (ii) a quarterly rate of 0.0375% of the average value of ACP Re, Ltd.’s invested assets for the preceding calendar quarter if the average value of such assets for the quarter was greater than $1.0 billion.

•	Use of Company Aircraft: Borrower’s Subsidiary, AmTrust Underwriters, Inc. (“AUI”), is a party to an aircraft time share agreement with each of Maiden and ACAC. The agreements provide for payment to AUI for usage of its company-owned aircraft and covers actual expenses incurred and permissible under federal aviation regulations, including travel and lodging expenses of the crew, in-flight catering, flight planning and weather contract services, ground transportation, fuel, landing and hanger fees, airport taxes, among others. AUI does not charge Maiden or ACAC for the fixed costs that would be incurred in any event to operate the aircraft (for example, aircraft purchase costs, insurance and flight crew salaries).

In addition, for personal travel, Mr. Zyskind, Borrower’s President and Chief Executive Officer and Michael Karfunkel, the Chairman of the Board, each entered into an aircraft reimbursement agreement with AUI and, since entering into such agreement, has fully reimbursed AUI for the incremental cost billed by AUI for their personal use of AUI’s aircraft.

Schedule 6.08

Schedule 6.09 – Restrictions

Existing Debentures, Existing Indentures and Existing Guarantees.

Schedule 6.09

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender] 1]

3.	Borrower(s):	AmTrust Financial Services, Inc.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of August 10, 2012 among AmTrust Financial Services, Inc., the Lenders parties thereto,JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

1 Select as applicable.

6. Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:
Consented to and Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Issuing Bank

By:
Title:

[Consented to:][3]

AMTRUST FINANCIAL SERVICES, INC.

By:
Title:

2Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

 3To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

2

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1       Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2       Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.         Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.         General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

OPINION OF COUNSEL FOR THE LOAN PARTIES

[ATTACHED]

EXHIBIT C

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of August 10, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AmTrust Financial Services, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WITNESSETH

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment and/or to participate in such a tranche;

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to [increase the Aggregate Commitment] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.20; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.         The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Commitment increased by $[__________], thereby making the aggregate amount of its total Commitments equal to $[__________]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[__________] with respect thereto].

2.         The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.         Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4.         This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.         This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:
Accepted and agreed to as of the date first
written above:

AMTRUST FINANCIAL SERVICES, INC.

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:
Name:
Title:

2

EXHIBIT D

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), to the Credit Agreement, dated as of August 10, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AmTrust Financial Services, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WITNESSETH

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may [extend Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.         The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Commitment with respect to Revolving Loans of $[__________]] [and] [a commitment with respect to Incremental Term Loans of $[__________]].

2.         The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3.         The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[___________]

4.         The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.         Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6.         This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7.         This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:
Accepted and agreed to as of the date first
written above:

AMTRUST FINANCIAL SERVICES, INC.

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:
Name:
Title:

3

EXHIBIT E

LIST OF CLOSING DOCUMENTS

AMTRUST FINANCIAL SERVICES, INC.

CREDIT FACILITIES

August 10, 2012

LIST OF CLOSING DOCUMENTS4

A.         LOAN DOCUMENTS

1.	Credit Agreement (the “Credit Agreement”) by and among AmTrust Financial Services, Inc., a Delaware corporation (the “Borrower”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a revolving credit facility to the Borrower from the Lenders in an initial aggregate principal amount of $200,000,000.

SCHEDULES

Schedule 1.01(a)	–	Existing Regulated Insurance Companies
Schedule 1.01(b)	–	Permitted Tax Incentive Financing Transactions
Schedule 2.01	–	Commitments
Schedule 2.06	–	Existing Letters of Credit
Schedule 3.15	–	Subsidiaries
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Existing Investments
Schedule 6.08	–	Transactions with Affiliates
Schedule 6.09	–	Restrictions

EXHIBITS

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Opinion of Borrower’s Counsel
Exhibit C	–	Form of Increasing Lender Supplement
Exhibit D	–	Form of Augmenting Lender Supplement
Exhibit E	–	List of Closing Documents
Exhibit F-1	–	Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Not Partnerships)
Exhibit F-2	–	Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Partnerships)
Exhibit F-3	–	Form of U.S. Tax Certificate (Non-U.S. Participants That Are Not Partnerships)
Exhibit F-4	–	Form of U.S. Tax Certificate (Non-U.S. Participants That Are Partnerships)

2.	Notes executed by the Borrower in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.10(e) of the Credit Agreement.

4Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement. Items appearing in bold and italics shall be prepared and/or provided by the Borrower and/or Borrower’s counsel.

B.         CORPORATE DOCUMENTS

3.	Certificate of the Secretary or an Assistant Secretary of the Borrower certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of the Borrower, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the By-Laws or other applicable organizational document, as attached thereto, of the Borrower as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of the Borrower authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of the Borrower authorized to sign the Loan Documents, and authorized to request a Borrowing or the issuance of a Letter of Credit under the Credit Agreement.

4.	Good Standing Certificate for the Borrower from the Secretary of State of the jurisdiction of its organization.

C.         OPINIONS

5.	Opinion of Thompson Hine LLP, counsel for the Borrower.

D.         CLOSING CERTIFICATES AND MISCELLANEOUS

6.	A Certificate signed by the President, a Vice President or a Financial Officer of the Borrower certifying the following: (i) all of the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct and (ii) no Default or Event of Default has occurred and is then continuing.

7.	Termination Letter in respect of the Existing Credit Facility.

2

EXHIBIT F-1

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 10, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AmTrust Financial Services, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[__]

EXHIBIT F-2

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 10, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AmTrust Financial Services, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[__]

EXHIBIT F-3

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 10, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AmTrust Financial Services, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[__]

EXHIBIT F-4

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 10, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AmTrust Financial Services, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[__]